                                                                   EXHIBIT 10.89


================================================================================



               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                          Dated as of November 15, 2001

                                      Among

                         MAXTOR RECEIVABLES CORPORATION
                                    as Seller

                                       and

                               MAXTOR CORPORATION
                               as initial Servicer

                                       and

                   THE COMMERCIAL PAPER CONDUITS NAMED HEREIN
                              as Conduit Purchasers

                                       and

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                             as Committed Purchasers

                                       and

                            THE PARTIES NAMED HEREIN
                                    as Agents

                                       and

                               FLEET NATIONAL BANK
                                as Administrator


================================================================================

                                TABLE OF CONTENTS


                                                                                  Page
                                                                                  ----
ARTICLE I PURCHASES AND REINVESTMENTS...........................................    2
  Section 1.1   Commitment to Purchase; Limits on Purchasers' Obligations.......    2
  Section 1.2   Purchase Procedures; Assignment of Purchasers' Interests........    2
  Section 1.3   Reinvestments of Certain Collections; Payment of Remaining
                Collections.....................................................    3
  Section 1.4   Asset Interest..................................................    3
  Section 1.5   Voluntary Termination of Purchase and Reinvestment
                Obligations or Reduction of Purchase Limit......................    4
  Section 1.6   Increases in Purchase Limit.....................................    4

ARTICLE II COMPUTATIONAL RULES..................................................    5
  Section 2.1   Computation of Capital..........................................    5
  Section 2.2   Computation of Concentration Limit..............................    5
  Section 2.3   Computation of Earned Discount..................................    5
  Section 2.4   Estimates of Earned Discount Rate, Fees, Etc....................    5

ARTICLE III SETTLEMENTS.........................................................    6
  Section 3.1   Settlement Procedures...........................................    6
  Section 3.2   Deemed Collections; Reduction of Capital, Etc...................    8
  Section 3.3   Payments and Computations, Etc..................................    9

ARTICLE IV FEES AND YIELD PROTECTION............................................   10
  Section 4.1   Fees............................................................   10
  Section 4.2   Yield Protection................................................   10
  Section 4.3   Funding Losses..................................................   12

ARTICLE V CONDITIONS TO PURCHASES...............................................   12
  Section 5.1   Conditions Precedent to Initial Purchase........................   12
  Section 5.2   Conditions Precedent to All Purchases and Reinvestments.........   13

ARTICLE VI REPRESENTATIONS AND WARRANTIES.......................................   14
  Section 6.1   Representations and Warranties of Seller. Seller represents
                and warrants as follows:........................................   14
  Section 6.2   Representations and Warranties of Parent........................   17

ARTICLE VII GENERAL COVENANTS...................................................   18
  Section 7.1   Affirmative Covenants...........................................   18
  Section 7.2   Reporting Requirements. From the date hereof until the
                Final Payout Date:..............................................   20
  Section 7.3   Negative Covenants..............................................   21
  Section 7.4   Extension or Amendment of Receivables...........................   21
  Section 7.5   Change in Business or Credit and Collection Policy..............   21
  Section 7.6   Change in Payment Instructions to Obligors......................   21
  Section 7.7   Separate Existence..............................................   22

ARTICLE VIII ADMINISTRATION AND COLLECTION......................................   24
  Section 8.1   Designation of Servicer.........................................   24
  Section 8.2   Duties of Servicer..............................................   25
  Section 8.3   Rights of the Administrator.....................................   26
  Section 8.4   Responsibilities of Seller. Anything herein to the contrary
                notwithstanding:................................................   27
  Section 8.5   Further Action Evidencing Purchases and Reinvestments...........   28
  Section 8.6   Application of Collections......................................   28

ARTICLE IX SECURITY INTEREST....................................................   29
  Section 9.1   Grant of Security Interest......................................   29
  Section 9.2   Further Assurances..............................................   29
  Section 9.3   Remedies........................................................   29

ARTICLE X LIQUIDATION EVENTS....................................................   29
  Section 10.1  Liquidation Events..............................................   29
  Section 10.2  Remedies........................................................   31

ARTICLE XI THE ADMINISTRATOR....................................................   32
  Section 11.1  Authorization and Action........................................   32
  Section 11.2  Delegation of Duties............................................   32
  Section 11.3  Administrator's Reliance, Etc...................................   33
  Section 11.4  Each Agent and Affiliates.......................................   33
  Section 11.5  Reliance by Agents..............................................   33
  Section 11.6  Notice of Liquidation Events....................................   34
  Section 11.7  Non-Reliance on Administrator, Agents and Other Purchasers......   34
  Section 11.8  Indemnification.................................................   35
  Section 11.9  Successor Administrator.........................................   35
  Section 11.10 Deliveries to Rating Agency.....................................   35

ARTICLE XII ASSIGNMENT OF PURCHASERS' INTEREST..................................   35
  Section 12.1  Restrictions on Assignments.....................................   35
  Section 12.2  Rights of Assignee..............................................   36

ARTICLE XIII INDEMNIFICATION....................................................   36
  Section 13.1  Indemnities.....................................................   36

ARTICLE XIV MISCELLANEOUS.......................................................   38
  Section 14.1  Amendments, Etc.................................................   38
  Section 14.2  Notices, Etc....................................................   39
  Section 14.3  No Waiver; Remedies.............................................   39
  Section 14.4  Binding Effect; Survival........................................   39
  Section 14.5  Costs, Expenses and Taxes.......................................   39
  Section 14.6  No Proceedings..................................................   40
  Section 14.7  Confidentiality of Program Information..........................   40
  Section 14.8  Confidentiality of Parent Information...........................   42
  Section 14.9  Captions and Cross References ..................................   43
  Section 14.10 Integration.....................................................   43
  Section 14.11 Governing Law...................................................   43

  Section 14.12 Waiver Of Jury Trial...........................................    43
  Section 14.13 Consent To Jurisdiction; Waiver Of Immunities..................    44
  Section 14.14 Execution in Counterparts......................................    44
  Section 14.15 No Recourse Against Other Parties..............................    45


                                    SCHEDULES


SCHEDULE I           Perfection Representations

SCHEDULE 6.1(m)      List of Offices of Seller where Records Are Kept

SCHEDULE 6.1(n)      List of Lock-Box Banks

SCHEDULE 7.1(e)      Forms of Contracts

SCHEDULE 7.1(g)      Description of Credit and Collection Policy

SCHEDULE 14.2        Notice Addresses



                                    EXHIBITS


EXHIBIT 1.2(a)       Form of Purchase Notice

EXHIBIT 3.1          Form of Servicer Report

EXHIBIT 3.1-A        Form of Daily Report

EXHIBIT 5.1(g)-1     Form of In-House Counsel Opinion

EXHIBIT 5.1(g)-2     Form of Enforceability Opinion

EXHIBIT 5.1(g)-3     Form of True Sale Opinion

EXHIBIT 5.1(g)-4     Form of Substantive Consolidation Opinion

EXHIBIT 5.1          Form of Lock-Box Agreement

EXHIBIT 7.1(i)       Calculation of Required Net Worth

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                          Dated as of November 15, 2001

     THIS IS AN AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, among MAXTOR RECEIVABLES CORPORATION, a California corporation ("Seller"), MAXTOR CORPORATION, a Delaware corporation ("Parent"), as initial Servicer, the commercial paper conduits identified on the signature pages hereto (individually, each a "Conduit Purchaser" and collectively, the "Conduit Purchasers"), the financial institutions identified on the signature pages hereto (individually, each a "Committed Purchaser" and collectively, the "Committed Purchasers"), the agents for each of the Purchasers (each an "Agent"), and FLEET NATIONAL BANK, a national banking association ("Fleet"), as agent for BLUE KEEL FUNDING, LLC (in such capacity, the "Blue Keel Agent") and as administrator for the Purchasers (in such capacity, the "Administrator"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

                                   BACKGROUND

     1. Parent is engaged in the business of manufacturing hard disk drives and storage systems.

     2. Seller is a single purpose corporation formed for the purpose of purchasing, and accepting contributions of, Receivables generated by Parent or an other Originator in the ordinary course of its business.

     3. Seller has, and expects to have, Pool Receivables in which Seller intends to sell an undivided interest. Seller has requested the Purchasers to, and the Conduit Purchasers may (and if a Conduit Purchaser elects not to so fund a purchase, its related Committed Purchasers shall), subject to the terms and conditions contained in this Agreement, fund the purchase of such undivided interest, referred to herein as the Asset Interest, from Seller from time to time during the term of this Agreement.

     4. Seller and the Purchasers also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Receivables, which reinvestment shall constitute part of the Asset Interest.

     5. Parent has been requested, and is willing, to act as initial Servicer.

     6. Fleet has been requested, and is willing, to act as the Administrator.

     7. Seller, Parent, Blue Keel Funding, LLC and the Blue Keel Agent are parties to that certain Receivables Purchase Agreement, dated as of July 31, 1998, as amended by the First Amendment to Receivables Purchase Agreement, dated as of January 26, 2000, and the Second Amendment to Receivables Purchase Agreement, dated as of April 25, 2000 (the "Original Purchase Agreement"), which Original Purchase Agreement the parties hereto desire to further amend and restate in its entirety pursuant hereto in order to, among other things, evidence the addition of various commercial paper conduits and financial institutions as Purchasers, the extension of the Termination Date and the increase in the Purchase Limit.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby amend and restate the Original Purchase Agreement in its entirety and agree as follows:

                                   ARTICLE I.

                           PURCHASES AND REINVESTMENTS

     Section 1.1 Commitment to Purchase; Limits on Purchasers' Obligations.
Upon the terms and subject to the conditions of this Agreement, from time to time prior to the Termination Date, Seller may request that Administrator, for the benefit of the Purchasers, purchase from Seller an undivided ownership interest in the Pool Assets (each being a "Purchase") and each Conduit Purchaser may fund its Percentage of such Purchase (and if any Conduit Purchaser elects not to fund its Percentage of such Purchase, each of its related Committed Purchasers shall fund its respective Pro Rata Share of such Conduit Purchaser's Percentage of such Purchase); provided that no Purchase shall be funded by any Purchaser if, after giving effect thereto, either (a) the then Capital would exceed an amount equal to $300,000,000 (the "Purchase Limit"), as such amount may be decreased from time to time as provided in Section 1.5, (b) the Asset Interest would exceed 100% (the "Allocation Limit"), (c) such Purchaser's Funded Percentage of the then Capital would exceed its Commitment or (d) the aggregate Funded Percentages of such Purchaser's Purchaser Group of the then Capital would exceed the related Conduit Purchaser's Commitment; and provided further that each Purchase made pursuant to this Section 1.1 shall have a purchase price of at least $5,000,000. Notwithstanding the use of the term "Commitment" or any other provision of this Agreement, no Conduit Purchaser shall have any obligation to fund any Purchase; any election to fund a Purchase shall be at a Conduit Purchaser's discretion, provided that each Conduit Purchaser that elects not to fund a Purchase shall give notice of such election to the Administrator, the Servicer and such Conduit Purchaser's Agent on or prior to 12:00, noon (Boston, Massachusetts time) on the date of Purchase.

     Section 1.2 Purchase Procedures; Assignment of Purchasers' Interests.

          (a) Notice of Purchase. Each Purchase from Seller shall be made on notice from Seller to the Administrator received by the Administrator not later than 11:00 a.m. (San Francisco, California, time) on the second Business Day next preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be substantially in the form of Exhibit 1.2(a) (each a "Purchase Notice"), and shall specify the desired amount and date of such Purchase, which shall be a Settlement Date.

          (b) Funding of Purchase. On the date of each Purchase, each Purchaser funding a portion of such Purchase shall severally, upon satisfaction of the applicable conditions set forth in Article V, make available to the Administrator at the Administrator's Office its Percentage (or in the case of a Committed Purchaser, its Pro Rata Share) of the related Purchase in immediately available funds, and after receipt by the Administrator of such funds, the Administrator will make such funds immediately available to Seller at such office.

          (c) Assignment of Asset Interest. Seller hereby sells, assigns and transfers to Administrator, for the benefit of the Purchasers, the Asset Interest.

          Section 1.3 Reinvestments of Certain Collections; Payment of Remaining Collections. (a) On the close of business on each day during the period from the date hereof to the Termination Date, Servicer will, out of all Collections received on such day:

               (i) determine the portion of Collections attributable on any day to the Asset Interest by multiplying (x) the amount of all Collections times (y) the Asset Interest;

               (ii) out of the portion of Collections allocated to the Asset Interest pursuant to clause (i), set aside and hold in trust for the Purchasers in the Collection Account an amount equal to the sum of the estimated amount of Earned Discount accrued in respect of the Capital (based on rate information provided by each Agent pursuant to Section 2.4), the accrued Fees, all other amounts due to the Purchasers, the Administrator, the Agents, the Affected Parties or the Indemnified Parties hereunder (other than the Capital) and the Purchasers' Share of the Servicer's Fee (in each case, accrued through such day) and not so previously set aside;

               (iii) apply the Collections allocated to the Asset Interest pursuant to clause (i) and not set aside pursuant to clause (ii) to the purchase from Seller of ownership interests in Pool Assets (each such purchase being a "Reinvestment"); provided that (A) if the Excess Amount exceeds zero, then Servicer shall not reinvest, but shall set aside and hold for the benefit of the Purchasers, in the Collection Account a portion of such Collections which, together with other Collections previously set aside and then so held, shall equal the Excess Amount; and (B) if the conditions precedent to Reinvestment in
Section 5.2 are not satisfied, then Servicer shall not reinvest any of such Collections;

               (iv) pay to Seller the Collections applied to Reinvestment pursuant to clause (iii);

               (v) out of the portion of Collections not allocated to the Asset Interest pursuant to clause (i), pay to the Servicer the Seller's Share of the Servicer's Fee accrued through such day; and

               (vi) hold in the Collection Account for distribution on the next Settlement Date all other Collections.

          (b) Unreinvested Collections. Servicer shall set aside and hold in trust for the benefit of the Purchasers in the Collection Account all Collections which pursuant to clause (iii) of Section 1.3(a) may not be reinvested in Pool Assets. If, prior to the date when such Collections are required to be paid to the Administrator pursuant to Section 3.1, the amount of Collections set aside pursuant to clause (iii) of Section 1.3(a) exceeds the Excess Amount, if any, and the conditions precedent to Reinvestment set forth in
Section 5.2 are satisfied, then the Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

     Section 1.4 Asset Interest.

          (a) Components of Asset Interest. On any date the Asset Interest will represent Administrator's (for the benefit of the Purchasers) combined undivided percentage ownership interest in (i) all then outstanding Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all of Seller's right and claims under the Purchase Agreement, (iv) all Collections with respect to, and other proceeds of, the foregoing as at such date, (v) all lock-boxes and lock-box or collection accounts into which Collections of Pool Receivables are or may be deposited, and all investments therein, and (vi) all books and records (including computer disks, tapes and software) evidencing or relating to any of the foregoing, in each case, whether now owned by Seller or hereafter acquired or arising, and wherever located (all of the foregoing, collectively referred to as "Pool Assets").

          (b) Computation of Asset Interest. On any date, the Asset Interest will be equal to a percentage, expressed as the following fraction:

                                       C
                                  ------------
                                  NPB x (1-RRP)

where:

     C = the then Capital.

     RR = the then Required Reserves Percentage.

     NPB  =  the then Net Pool Balance;

provided, however, that from and after the Termination Date, Asset Interest, shall be 100%.

          (c) Frequency of Computation. The Asset Interest shall be computed as of the Cut-Off Date for each Settlement Period. In addition, the Administrator may require Servicer to provide a Servicer Report for purposes of computing the Asset Interest as of any other date, and the Servicer agrees to do so within two Business Days of its receipt of the Administrator's request.

     Section 1.5 Voluntary Termination of Purchase and Reinvestment Obligations or Reduction of Purchase Limit. Seller may, upon at least 15 days' prior written notice to the Administrator, either (a) reduce the Purchase Limit to $0 and terminate each Purchaser's Commitment to fund Purchases and Reinvestments hereunder, or (b) reduce the Purchase Limit to an amount not less than $100,000,000; provided, however, that (i) each partial reduction of the Purchase Limit shall be in an amount equal to $1,000,000 or an integral multiple thereof,
(ii) after giving effect to such reduction, the Capital will not exceed the Purchase Limit as so reduced and (iii) each partial reduction shall result in a pro rata reduction in each Purchaser's Commitment.

     Section 1.6 Increases in Purchase Limit. Seller may request the Administrator, the Agents and the Purchasers to increase the Purchase Limit or seek other qualified commercial paper conduits with the Required Ratings and with appropriate back-up liquidity arrangements, which conduits are acceptable to the Administrator, to become new conduit purchasers hereunder (each, a "New Purchaser"), and each Purchaser or New Purchaser may accept or reject such request in its sole discretion, and may condition its acceptance on such terms and conditions as it may determine. Each Purchaser shall notify the other Purchasers and their respective Agent as to whether it has accepted or rejected such request, the amount that such Purchaser is willing to increase its Commitment by and any conditions with respect thereto. Each Conduit Purchaser's Percentage and each Committed Purchaser's Pro Rata Share shall be adjusted to reflect any non-pro rata increase. Any such increase shall be evidenced by an amendment to this Agreement signed by the accepting Purchasers and New Purchasers, as applicable. Failure by the Administrator, any Agent or any Purchaser to respond in writing to any such request within 30 days shall be deemed to be a rejection thereof. Each New Purchaser shall be deemed to be a Conduit Purchaser hereunder and its related Liquidity Banks shall be deemed to be Committed Purchasers hereunder.

                                   ARTICLE II

                               COMPUTATIONAL RULES

     Section 2.1 Computation of Capital. In making any determination of Capital, the following rules shall apply:

          (a) Capital shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered to the Administrator pursuant hereto for application to the Capital; and

          (b) Capital shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

     Section 2.2 Computation of Concentration Limit. In the case of any Obligor that is an Affiliate of any other Obligor, the Concentration Limit and the aggregate Unpaid Balance of Pool Receivables of such Obligor shall be calculated as if such Obligors were one Obligor.

     Section 2.3 Computation of Earned Discount. In making any determination of Earned Discount, the following rules shall apply:

          (a) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by Applicable Law; and

          (b) Earned Discount for any period shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

     Section 2.4 Estimates of Earned Discount Rate, Fees, Etc. For purposes of determining the amounts required to be set aside by Servicer pursuant to Section 1.3, each Agent shall notify Servicer and Administrator from time to time of the Earned Discount Rate applicable to its related Conduit Purchaser's Funded Percentage of the Capital and the Administrator shall notify Servicer of the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (i) each Purchaser's Earned Discount Rate may change from time to time, (ii) certain rate information provided by an Agent or the Administrator to Servicer shall be based upon such Agent's or the Administrator's good faith estimate, (iii) the amount of Earned Discount actually accrued with respect to any Conduit Purchaser's Funded Percentage of the Capital during any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer, and (iv) the amount of fees or other payables accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer. Failure to set aside any amount so accrued shall not relieve Servicer of its obligation to remit Collections to the Administrator with respect to such accrued amount, as and to the extent provided in Section 3.1.

                                  ARTICLE III

                                   SETTLEMENTS

     Section 3.1 Settlement Procedures.

     The parties hereto will take the following actions with respect to each Settlement Period:

          (a) Servicer Report. On or before the sixth Business Day after each Cut-Off Date (each, a "Reporting Date"), Servicer shall deliver to the Administrator and each Agent a report containing the information described in
Exhibit 3.1 (each, a "Servicer Report"). On or before the close of business on each Business Day, Servicer shall deliver to the Administrator and each Agent a report containing the information described in Exhibit 3.1-A as of the close of business of the preceding Business Day (each, a "Daily Report").

          (b) Earned Discount; Other Amounts Due. Two Business Days prior to each Reporting Date, (i) each Agent shall notify Servicer of the amount of Earned Discount that will have accrued in respect of its related Conduit Purchaser's Funded Percentage of the Capital as of the next Settlement Date and
(ii) the Administrator shall notify the Servicer of all Fees and other amounts that will have accrued and be payable by Seller under this Agreement on the next Settlement Date (other than Capital).

          (c) Settlement Date Procedure - Reinvestment Period. On the eighth Business Day after each Cut-Off Date (each, a "Settlement Date") prior to the Termination Date, the Servicer shall distribute from Collections set aside pursuant to Sections 1.3(a)(i) through (iii) during the immediately preceding Settlement Period the following amounts in the following order:

               (1) to each Agent, an amount equal to the Earned Discount accrued with respect to its related Conduit Purchaser's and Committed Purchasers' Funded Percentages of the Capital during such Settlement Period, plus any previously accrued Earned Discount with respect to its related Conduit Purchaser's and Committed Purchasers' Funded Percentages of the Capital not paid on a prior Settlement Date, which amount shall be distributed by such Agent to its related Conduit Purchaser and Committed Purchasers for application to such Earned Discount (and if these are insufficient funds to pay all of the amounts described in this subparagraph (1), such funds shall be distributed to the Agents, pro rata, on the basis of the amounts due to each Agent pursuant to this subparagraph (1);

               (2) to each Agent, an amount equal to the Program Fee and Commitment Fee accrued with respect to its related Conduit Purchaser during such Settlement Period, plus any previously accrued Program Fees and Commitment Fees due to such Agent (or its related Conduit Purchaser) not paid on a prior Settlement Date (and if there are insufficient funds to pay all of the amounts described in this subparagraph (2), such funds shall be distributed to the Agents, pro rata, on the basis of the amounts due to each Agent pursuant to this subparagraph(2));

               (3) to the Administrator, an amount equal to the Administration Fee accrued during such Settlement Period, plus any previously accrued Administration Fee not paid on a prior Settlement Date;

               (4) to the Servicer, if the Servicer is not Parent, an amount equal to the Purchasers' Share of the Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchasers' Share of the Servicer's Fee not paid on a prior Settlement Date;

               (5) to the Administrator, an amount equal to the Excess Amount, if any, which amount shall be distributed by the Administrator to each Purchaser (on the basis of its Funded Percentage of such amount) for application to such Purchaser's Capital;

               (6) to the Persons to whom such amounts are payable, all other amounts (other than Capital) then due under this Agreement to the Administrator, the Purchasers, the Affected Parties, the Agents or the Indemnified Parties;

               (7) to the Servicer, if the Servicer is Parent, an amount equal to the Purchasers' Share of the Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchasers' Share of the Servicer's Fee not paid on a prior Settlement Day; and

               (8) to the Seller, any remaining amounts.

          (d) Settlement Date Procedure - Liquidation Period. On each Settlement Date during the Liquidation Period, the Servicer shall distribute from Purchasers' Share of Collections received or deemed received pursuant to Section
3.2 during the immediately preceding Settlement Period the following amounts in the following order:

               (1) to each Agent, an amount equal to the Earned Discount accrued with respect to its related Conduit Purchaser's and Committed Purchasers' Funded Percentage of the Capital during such Settlement Period, plus any previously accrued Earned Discount with respect to its related Conduit Purchaser's and Committed Purchasers' Funded Percentage of the Capital not paid on a prior Settlement Date, which amount shall be distributed by such Agent to its related Conduit Purchaser and Committed Purchasers for application to such Earned Discount (and if there are insufficient funds to pay all of the amounts described in this subparagraph (1), such funds shall be distributed to the Agents, pro rata, on the basis of the amounts due to the Agents pursuant to this subparagraph (1));

               (2) to each Agent, an amount equal to the Program Fee and Commitment Fee accrued with respect to its related Conduit Purchaser during such Settlement Period, plus any previously accrued Program Fees and Commitment Fees due to such Agent (or its related Conduit Purchaser) not paid on a prior Settlement Date (and if there are insufficient funds to pay all of the amounts described in this subparagraph (2), such funds shall be distributed to the Agents, pro rata, on the basis of the amounts due to each Agent pursuant to this subparagraph(2));

               (3) to the Administrator, an amount equal to the Administration Fee accrued during such Settlement Period, plus any previously accrued Administration Fee not paid on a prior Settlement Date;

               (4) to the Servicer, if the Servicer is not Parent, an amount equal to the Purchasers' Share of the Servicer's Fee accrued during such preceding Settlement Period, plus any previously accrued Purchasers' Share of the Servicer's Fee not paid on a prior Settlement Date;

               (5) to the Administrator, an amount equal to the remaining Purchasers' Share of Collections until the Capital is reduced to zero, which amount shall be distributed by the Administrator to each Purchaser (on the basis of its Funded Percentage of such amount) for application to such Purchaser's Capital;

               (6) to the Persons to whom such amounts are payable, all other amounts (other than Capital) then due under this Agreement to the Administrator, the Purchasers, the Affected Parties, the Agents or the Indemnified Parties;

               (7) to the Servicer, if the Servicer is Parent, an amount equal to the Purchasers' Share of the Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchasers' Share of the Servicer's Fee not paid on a prior Settlement Date; and

               (8) to the Seller, any remaining amounts.

          (e) Delayed Payment. If on any day described in this Section 3.1, because Collections during the relevant Settlement Period were less than the aggregate amounts payable, Servicer does not make any payment otherwise required, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

     Section 3.2 Deemed Collections; Reduction of Capital, Etc.

          (a)  Deemed Collections. If on any day

               (i) a Dilution occurs or the Unpaid Balance of any Pool Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Servicer Report for any other reason, or

               (ii) any of the representations or warranties of Seller set forth in Section 6.1(k) or (o) with respect to any Pool Receivable was not true when made with respect to any Pool Receivable, or is, as of such date, no longer true with respect to any Pool Receivable, or

               (iii) without duplication, Seller receives a Deemed Collection pursuant to the Purchase Agreement, then, on such day, Seller shall be deemed to have received a Collection of such Pool Receivable

               (I) in the case of clause (i) above, in the amount of such Dilution or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

               (II) in the case of clause (ii) above, in the amount of the Unpaid Balance of such Pool Receivable; and

               (III) in the case of clause (iii) above, in the amount of such Deemed Collection.

          (b) Seller's Optional Reduction of Capital. Seller may at any time elect to reduce the Capital as follows:

               (i) Seller shall give the Administrator and each Agent at least five (5) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

               (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Collections pursuant to Section 1.3 until the amount thereof not so reinvested shall equal the desired amount of reduction, and

               (iii) Servicer shall hold such Collections in trust for the Purchasers, pending payment to the Administrator on the next Settlement Date, as provided in Section 1.3;

provided that,


               (A) the amount of any such reduction shall be not less than $5,000,000, and the Capital after giving effect to such reduction shall be not less than $50,000,000 (unless Capital shall thereby be reduced to zero), and

               (B) Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude during the same Settlement Period.

   Section 3.3 Payments and Computations, Etc.

          (a) Payments. All amounts to be paid or deposited by Seller or Servicer to the Administrator or any other Person (other than to Seller, Parent or Servicer) hereunder (other than amounts payable under Section 4.2) shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Boston, Massachusetts time) on the day when due in lawful money of the United States of America in immediately available funds. If such payments are to be made to the Blue Keel Agent or to the Administrator, such payments shall be payable at ABA# 011 000 138, account # 940 518 9033; attention: Blue Keel. If such payments are to be made to another Purchaser, such payments shall be payable to such account as such Purchaser (or its related Agent) shall specify in writing to the Administrator and Servicer.

          (b) Late Payments. Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to each Purchaser or the Administrator, as the case may be, interest on all amounts not paid or deposited when such amount is due hereunder at 2% per annum above the Alternate Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law, and provided, further that such late interest rate shall not begin to accrue with respect to any payment until such payment is at least three (3) hours late.

          (c) Method of Computation. All computations of interest, Earned Discount and any fees payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

     Section 4.1 Fees. Seller shall pay to the Administrator and each Conduit Purchaser the fees in the amounts and at the times set forth in the fee letter, dated as of November 15, 2001, among the Administrator, the Agents and Seller (as amended or supplemented from time to time, the "Fee Letter"). Seller shall pay to the Administrator the fees in the amounts and at the times set forth in the fee letter, dated as of November 15, 2001, between the Administrator and Seller (as amended or supplemented from time to time, the "Administrator's Fee Letter").

     Section 4.2 Yield Protection.

          (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

               (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Asset Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Capital or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for franchise taxes or changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located); or

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board), special deposit, compulsory loan or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party, but excluding any reserve, special deposit or similar requirement included in the determination of Earned Discount; or

               (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

               (D) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

               (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is

          (x) to increase the cost to or to impose a cost on an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Program Agreement, or any commitment of such Affected Party with respect to any of the foregoing,

          (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, or under any Program Agreement with respect thereto, or

          (z) to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or under any Program Agreement or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for, calculation of, and amount of such additional costs or reduced amount receivable; provided, however, that no Affected Party shall be required to disclose any confidential or tax planning information in any such statement), Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

          (b) Each Affected Party will promptly notify Seller and the Administrator of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.2; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

          (c) In determining any amount provided for or referred to in this
Section 4.2, an Affected Party may use any reasonable averaging and attribution methods that it shall deem applicable. Any Affected Party when making a claim under this Section 4.2 shall submit to Seller a statement as to such increased cost or reduced return (including a calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Seller.

     Section 4.3 Funding Losses. In the event that any Affected Party shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to make or maintain any funding with respect to the Asset Interest) as a result of (i) any settlement with respect to any portion of Capital funded by such Affected Party being made on any day other than the scheduled last day of an applicable Settlement Period with respect thereto, or
(ii) any Purchase not being made in accordance with a request therefor under
Section 1.2, then, immediately upon written demand from the Administrator to Seller, Seller shall pay to the Administrator for the account of such Affected Party, the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Seller.

                                   ARTICLE V

                             CONDITIONS TO PURCHASES

     Section 5.1 Conditions Precedent to Initial Purchase. The initial Purchase under this Amended and Restated Receivables Purchase Agreement is subject to the condition precedent that the Administrator shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Administrator and each
Agent:

          (a) Good standing certificates for each of Parent and Seller issued by the Secretary of State of the jurisdiction of its incorporation and its principal place of business;

          (b) A certificate of the Secretary of each of Seller and Parent certifying (i) a copy of the resolutions of its Board of Directors approving this Agreement and the other Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby; (ii) the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrator, each Agent and each Purchaser may conclusively rely until such time as the Administrator shall receive from Seller or Parent, as the case may be, a revised certificate meeting the requirements of this subsection (b)); (iii) a copy of its by-laws; and (iv) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents;

          (c) The Certificate of Incorporation or Articles of Incorporation, as applicable, of each of Seller and Parent, duly certified by the Secretary of State of California (in the case of Seller) and Delaware (in the case of Parent), as of a recent date acceptable to Administrator;

          (d) Acknowledgment copies, or time stamped receipt copies, of amendments to the financing statements filed pursuant to the Original Purchase Agreement;

          (e) A search report provided in writing to and approved by the Administrator listing all effective financing statements that name Parent or Seller as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (d) above and in such other jurisdictions that Administrator shall reasonably request, together with copies of such financing statements (none of which, other than those filed in favor of the Administrator, shall cover any Pool Assets, unless executed termination statements with respect thereto have been delivered to the Administrator), and tax and judgment lien search reports from a Person satisfactory to Servicer and the Administrator showing no evidence of such liens filed against Parent or Seller;

          (f) (i) A favorable opinion of Glenn H. Stevens, general counsel to Parent and Seller, in substantially the form of Exhibit 5.1(g)-1 and (ii) favorable opinions from Morrison & Foerster LLP, special counsel to Parent and Seller, in substantially the forms of Exhibits 5.1(g)-2, 5.1(g)-3 and 5.1(g)-4;

          (g) Evidence of payment by the Seller of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the date thereof, together with attorneys' fees of the Administrator and each Purchaser to the extent invoiced prior to or on such date, plus such additional amounts of attorneys' fees as shall constitute the Administrator's or any Purchaser's reasonable estimate of attorneys' fees incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Seller and the Administrator or any Purchaser), including any such costs, fees and expenses arising under or referenced in Section 14.5;

          (h) A Liquidity Agreement with respect to each Conduit Purchaser, duly executed by such Conduit Purchaser, its Liquidity Agent and each related Liquidity Bank;

          (i) A Lock-Box Agreement, with respect to the Collection Account, duly executed by the Seller, the Administrator and the applicable Lock-Box Bank;

          (j) The Amended and Restated Purchase and Sale Agreement, duly executed by the parties thereto, and a replacement Initial Purchaser Note duly executed by Seller;

          (k) The Fee Letter and the Administrator's Fee Letter, duly executed by the parties thereto; and

          (l) Such other documents, certificates or opinions as the Administrator may reasonably request.

     Section 5.2 Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment hereunder, shall be subject to the further conditions precedent that:

          (a) in the case of each Purchase, the Servicer shall have delivered to the Administrator on or prior to such purchase, in form and substance satisfactory to the Administrator, a completed Servicer Report with respect to the immediately preceding calendar month and a Daily Report, dated within two
(2) Business Days prior to the date of such Purchase, together with such additional information as may be reasonably requested by the Administrator for any Agent; and

          (b) on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

               (i) the representations and warranties contained in Article VI are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date),

               (ii) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

               (iii) after giving effect to each proposed Purchase or Reinvestment, Capital will not exceed the Purchase Limit and the Asset Interest will not exceed the Allocation Limit, and

               (iv) the Termination Date shall not have occurred;

provided, however, the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Reinvestment.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     Section 6.1 Representations and Warranties of Seller. Seller represents and warrants as follows:

          (a) Organization and Good Standing. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Assets.

          (b) Due Qualification. Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect.

          (c) Power and Authority; Due Authorization. Seller (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (C) sell and assign the Asset Interest on the terms and conditions herein provided and
(ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the sale and assignment of the Asset Interest on the terms and conditions herein provided.

          (d) Valid Transfer; Binding Obligations. This Agreement constitutes a valid transfer and assignment of the Asset Interest to the Administrator, for the benefit of the Purchasers, enforceable against creditors of, and purchasers from, Seller; and this Agreement constitutes, and each other Transaction Document to be signed by Seller when duly executed and delivered will constitute, a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Seller is a party and the fulfillment by Seller of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller's certificate of incorporation or by-laws or any Contractual Obligation of Seller, (ii) result in the creation or imposition of any Lien upon any of Seller's properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

          (f) No Proceedings. There is no litigation, proceedings or investigations pending, or to the best of Seller's knowledge, threatened, before any Governmental Authority or arbitrator (i) asserting the invalidity of this Agreement or any other Transaction Document to which Seller is a party, (ii) seeking to prevent the sale and assignment by Seller of the Asset Interest or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

          (g) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (h) Government Approvals. No Governmental Action is required for the due execution, delivery and performance by Seller of this Agreement or any other Transaction Document to which Seller is a party, except for the filing of the UCC financing statements referred to in Article V of the Original Purchase Agreement, all of which, at the time required in Article V of the Original Purchase Agreement, shall have been duly made and shall be in full force and effect.

          (i) Financial Condition. Since the date of Seller's formation, there has been no material adverse change in Seller's financial condition, business, assets or operations.

          (j) Margin Regulations. The use of all funds obtained by Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

          (k) Quality of Title. Upon consummation of the first Purchase, each Pool Asset is legally and beneficially owned by Seller free and clear of any Lien (other than any Lien arising solely as the result of any action taken by a Purchaser or the Administrator); when the Administrator, for the benefit of the Purchasers, makes a Purchase or Reinvestment, it shall acquire a valid and enforceable perfected first priority undivided percentage interest (to the extent of the Asset Interest) in each Pool Asset, free and clear of any Lien (other than any Lien arising solely as the result of any action taken by a Purchaser or the Administrator), enforceable against any creditor of, or purchaser from, Seller or any Originator; and no financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office except such as may be filed (i) in favor of an Originator in accordance with the Contracts,
(ii) in favor of Seller in accordance with the Purchase Agreement, or (iii) in favor of any Purchaser or the Administrator in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by a Purchaser or the Administrator. The Perfection Representations are true and correct, and shall be a part of this Agreement for all purposes.

          (l) Accurate Reports. No Servicer Report or Daily Report (if prepared by Seller, or to the extent information therein was supplied by Seller) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of Seller to the Administrator, any Agent or any Purchaser in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrator and each Agent at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          (m) Offices. The principal place of business and chief executive office of Seller are located at the address of Seller referred to in Section 14.2, and the offices where Seller keeps all its books, records and documents evidencing or relating to Pool Receivables are located at the addresses specified in Schedule 6.1(m) (or at such other locations, notified to the Administrator in accordance with Section 7.1(f), in jurisdictions where all action required by Section 8.5 has been taken and completed).

          (n) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of Seller at such Lock-Box Banks, are specified in Schedule 6.1(n) (or have been notified to the Administrator in accordance with Section 7.3(d)).

          (o) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or calculation of Net Pool Balance shall be an Eligible Receivable on such date.

          (p) Accounting Sale. The Seller has accounted for each sale of undivided percentage ownership interests in Pool Receivables in its books and financial statements as sales, consistent with GAAP.

          (q) Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.

          (r) Corporate Name. The Seller's complete corporate name is set forth in the preamble to this Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing business name or fictitious name.

     Section 6.2 Representations and Warranties of Parent. Parent represents and warrants as follows:

          (a) Organization and Good Standing. Parent has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

          (b) Due Qualification. Parent is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect.

          (c) Power and Authority; Due Authorization. Parent (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) carry out the terms of the Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

          (d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by Parent when duly executed and delivered will constitute, a legal, valid and binding obligation of Parent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Parent is a party and the fulfillment by Parent of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the Parent's articles of incorporation or by-laws or any Contractual Obligation of Parent, (ii) result in the creation or imposition of any Lien upon any of Parent's properties pursuant to the terms of any such Contractual Obligation (other than any Lien created pursuant to the Transaction Documents), or (iii) violate any Applicable Law.

          (f) No Proceedings. There is no litigation, proceedings or investigations pending or, to the best of Parent's knowledge, threatened, before any Governmental Authority or arbitrator (i) asserting the invalidity of this Agreement or any other Transaction Document to which Parent is a party, (ii) seeking to prevent the sale and assignment of the Asset Interest or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

          (g) Government Approvals. No Governmental Action is required for the due execution, delivery and performance by Parent of this Agreement or any other Transaction Document to which it is a party.

          (h) Financial Condition. (x) The consolidated balance sheets of Parent and its consolidated Subsidiaries as at December 30, 2000, and the related statements of earnings, shareholders' equity and cash flows of Parent and its consolidated Subsidiaries for the fiscal year then ended, certified by PriceWaterhouseCoopers, and the consolidated balance sheets of Parent and its consolidated Subsidiaries as at March 30, 2001 and as at June 30, 2001, and the related statements of earnings, shareholders' equity and cash flows of Parent and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrator, fairly present the consolidated financial condition, business and operations of Parent and its consolidated Subsidiaries as at such dates and the consolidated results of the operations of Parent and its consolidated Subsidiaries for the period ended on such dates, all in accordance with GAAP consistently applied, and (y) as of the date hereof, since June 30, 2001 there has been no material adverse change in any such condition, business or operations.

          (i) Accurate Reports. No Servicer Report or Daily Report (if prepared by Parent, or to the extent information therein was supplied by Parent) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of Parent to the Administrator, any Agent or any Purchaser, in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrator and each Agent at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                                  ARTICLE VII

                                GENERAL COVENANTS

     Section 7.1 Affirmative Covenants. From the date hereof until the Final Payout Date:

          (a) Compliance with Laws, Etc. Each of Seller and Parent will comply in all material respects with all Applicable Laws, including those with respect to the Pool Receivables and the related Contracts, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

          (b) Preservation of Corporate Existence. Each of Seller and Parent will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

          (c) Audits. (i) Each of Parent and Seller will at any time and from time to time during regular business hours, permit each Agent (one at a time) or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Pool Assets, (B) to visit its offices and properties for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Pool Assets or its performance hereunder with any of its officers or employees having knowledge of such matters, and (C) to verify the existence and amount of the Receivables; and
(ii) without limiting the provisions of clause (i) above, from time to time at the request of such Agent, permit certified public accountants or other auditors acceptable to such Agent to conduct, at Seller's or Parent's, as the case may be, expense, a review of its books and records with respect to the Pool Receivables; provided that unless a Liquidation Event exists, neither Seller nor Parent shall be responsible for the cost of more than one audit in any calendar year.

          (d) Keeping of Records and Books of Account. Each of Seller and Parent will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Assets (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

          (e) Performance and Compliance with Receivables and Contracts. Seller will, at its expense, timely and fully perform and comply (or cause an Originator to perform and comply pursuant to the Purchase Agreement) with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and all other agreements related to such Pool Receivables.

          (f) Location of Records. Each of Seller and Parent will keep its principal place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables and all related Contracts and all other agreements related to such Pool Receivables (and all original documents relating thereto), at its address(es) referred to in Section 14.2 or, upon 30 days' prior written notice to the Administrator, at such other locations in jurisdictions where all action required by Section 8.5 shall have been taken and completed.

          (g) Credit and Collection Policies. Each of Seller and Parent, at its own expense, will timely and fully perform and comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contracts.

          (h) Collections. Each of Seller and Parent will instruct (i) all Obligors to cause all Collections to be sent to a Lock-Box that is the subject of a Lock-Box Agreement and (ii) each Lock-Box Bank to deposit all such Collections directly into a Lock-Box Account that is the subject of a Lock-Box Agreement. In the event that Parent or Seller receives Collections directly from any Obligor, Parent or Seller, as the case may be, shall deposit such Collections into a Lock-Box Account within two Business Days of receipt thereof.

          (i) Net Worth. Seller will maintain a Tangible Net Worth of at least the then Required Net Worth.

          (j) Quality of Title. Each of Seller and Parent will take all action necessary or desirable to establish and maintain a valid and enforceable perfected first priority undivided percentage interest in favor of the Administrator, for the benefit of the Purchasers, to the extent of the Asset Interest in each Pool Asset, free and clear of any Lien (other than any Lien arising solely as a result of any action taken by a Purchaser or the Administrator), enforceable against any creditor of, or purchaser from, Seller or Parent.

     Section 7.2 Reporting Requirements. From the date hereof until the Final Payout Date:

          (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year (i) Seller will furnish to the Administrator copies of its financial statements, consisting of at least a balance sheet as at the close of such quarter and statements of earnings for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, in each case in conformity with GAAP (except for footnote disclosures), duly certified by the chief financial officer of Seller and (ii) except as available on Edgar or other readily available internet posting, Parent will furnish to the Administrator copies of the financial statements of Parent and its Subsidiaries prepared on a consolidated basis, consisting of at least a balance sheet as at the close of such quarter and statements of earnings for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, in each case in conformity with GAAP (except for footnote disclosures), duly certified by the chief financial officer of Parent;

          (b) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year (i) Seller will furnish to the Administrator copies of its financial statements, consisting of at least a balance sheet of Seller for such year and statements of earnings, cash flows and shareholders' equity, in each case in conformity with GAAP, consistently applied, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, with all such statements duly certified by independent certified public accountants of recognized standing selected by Seller and (ii) except as available on Edgar or other readily available internet posting, Parent will furnish to the Administrator copies of the financial statements of Parent and its Subsidiaries prepared on a consolidated basis, consisting of at least a balance sheet of Parent and its Subsidiaries for such year and consolidated statements of earnings, cash flows and shareholders' equity, in each case in conformity with GAAP, consistently applied, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year, with all such statements duly certified by independent certified public accountants of recognized standing selected by Parent;

          (c) Compliance Certificate. Together with each quarterly and annual financial statement delivered in accordance with the preceding paragraphs, Parent will furnish to the Administrator a compliance certificate showing a calculation of the financial covenants set forth in Sections 10.1(n), (o) and
(p) certified by an authorized officer of Parent;


          (d) Liquidation Events. Each of Seller and Parent will furnish to each Agent, as soon as possible and in any event within two (2) Business Days after the occurrence of each Liquidation Event and each Unmatured Liquidation Event, a written statement of an authorized officer of Seller or Parent, as the case may be, setting forth details of such event and the action that Seller or Parent, as the case may be, proposes to take with respect thereto;

          (e) Litigation. Each of Seller and Parent will furnish to each Agent, as soon as possible and in any event within five Business Days of Seller's or Parent's knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which could be reasonably expected to have a Material Adverse Effect and (ii) any material adverse development in previously disclosed litigation;

          (f) Change in Credit and Collection Policy. Each of Seller and Parent will furnish to each Agent, prior to its effective date, notice of any material change in the Credit and Collection Policy;

          (g) Change in Name. Seller will furnish to the Administrator, at least thirty days prior to any change in the Seller's name, location or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof; and

          (h) Other Information. Each of Seller and Parent will furnish to the Agents and the Administrator such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Parent or Seller or any of its Affiliates as the Administrator or any Agent may from time to time reasonably request.

     Section 7.3 Negative Covenants. From the date hereof until the Final Payout
Date:

          (a) Sales, Liens, Etc. Seller will not, except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Asset or any interest therein.

     Section 7.4 Extension or Amendment of Receivables. Neither Parent nor Seller will, except as otherwise permitted in Section 8.2, extend, amend or otherwise modify, or permit Servicer to extend, amend or otherwise modify, the terms of any Pool Receivable; or amend, modify or waive, or permit Servicer to amend, modify or waive, any term or condition of any Contract related to a Pool Receivable.

     Section 7.5 Change in Business or Credit and Collection Policy. Neither Parent nor Seller will make any change in the character of its business or in the Credit and Collection Policy, which change could impair the collectibility of any Pool Receivable or otherwise adversely affect the interests or remedies of the Administrator, the Agents or the Purchasers under this Agreement or any other Transaction Document.

     Section 7.6 Change in Payment Instructions to Obligors. Neither Parent or Seller will add or terminate any bank as a Lock-Box Bank or any Lock-Box Account from those listed in Schedule 6.1(n) or make any change, or permit Servicer to make any change, in its instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lock-Box Bank, unless prior to the making of any such change, the Administrator shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank or with respect to each new Lock-Box Account, as the case may be.

     (a) Mergers, Acquisitions, Sales, etc. Neither Parent nor Seller will (i) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person without the consent of the Agents, unless, in the case of Parent, Parent is the surviving corporation and no Liquidation Event has occurred and is continuing or would result therefrom or (ii) sell, transfer, convey or lease all or any substantial part of its assets (except to the extent such transaction does not result in a Liquidation Event pursuant to Section 10.1(n)), or sell or assign with or without recourse any Receivables or any interest therein (other than pursuant hereto or to the Purchase Agreement). Parent will not sell any of the capital stock of Seller, or permit any Lien to exist thereon.

     (b) Deposits to Special Accounts. Neither Parent nor Seller will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

     (c) Other Business. Seller will not (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) incur any indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement or the Purchase Agreement; or (iii) form any Subsidiary or make any investments in any other Person.

     (d) Certificate of Incorporation; Purchase Agreement. Seller will not amend, modify, terminate, revoke or waive any provision of its certificate of incorporation, the Initial Purchaser Note or the Purchase Agreement.

     (e) Restricted Payments. Seller will not declare or make any dividend or other distributions to any of its shareholders, redeem or purchase any of its capital stock or make any loan or other payments to any of its shareholders (other than (1) payments of the purchase price of Receivables as set forth in the Purchase Agreement, (2) the turn-over of Collections of Reconveyed Receivables to an Originator as set forth in the Purchase Agreement, (3) payment of the Servicer's Fee so long as Parent is the Servicer and (4) payment of reasonable management fees and reimbursement of reasonable expenses of Parent incurred in connection with managing Seller, so long as such fees and expenses are in an amount not in excess of those that would be paid in a similar arms'-length transaction) unless, in each case, no Liquidation Event or Unmatured Liquidation Event has occurred and is continuing or would result therefrom.

     (f) Change of Name or Location. Seller will not change its name or the location of its principal place of business or chief executive office or its corporate structure, unless Seller has given the Administrator at least thirty
(30) days prior notice thereof, and has taken all steps necessary or advisable under the UCC to continue the perfection and priority of the Administrator's and each Purchaser's interest in the Pool Assets.

  Section 7.7 Separate Existence. Each of Seller and Parent hereby acknowledges that each Purchaser, the Program Support Providers, the Agents and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Seller's identity as a legal entity separate from Parent. Therefore, from and after the date hereof, each of Seller and Parent shall take all steps specifically required by this Agreement or by a Purchaser or the Administrator to continue Seller's identity as a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of Parent and any other Person, and is not a division of Parent or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of Seller and Parent shall take such actions as shall be required in order that:

          (a) Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests, or selling interests, in Pool Assets, entering into agreements for the selling and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

          (b) Seller shall not engage in any business or activity, or incur any indebtedness or liability other than as expressly permitted by the Transaction Documents;

          (c) Not less than one member of Seller's Board of Directors shall be an Independent Director. The articles of incorporation or the by-laws of Seller shall provide that (i) Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition or a merger or dissolution with respect to Seller unless the Independent Director shall approve the taking of such action in writing prior to the taking of such action and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

          (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for Seller, Parent or any Affiliate thereof;

          (e) Any employee, consultant or agent of Seller will be compensated from Seller's funds for services provided to Seller. Seller will not engage any agents other than its attorneys, auditors and other professionals, and a Servicer as contemplated by the Transaction Documents for the Receivables Pool, which Servicer will be fully compensated for its services by payment of the Servicer's Fee and a manager, which manager will be fully compensated from Seller's funds;

          (f) Seller will not incur any material indirect or overhead expenses for items shared with Parent (or any other Affiliate thereof) which are not reflected in the Servicer's Fee or the fee to Parent in its role as manager for Seller. To the extent, if any, that Seller (or any other Affiliate thereof) shares items of expenses not reflected in the Servicer's Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Parent shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

          (g) Seller's operating expenses will not be paid by Parent or any other Affiliate thereof, other than certain expenses and liabilities related to basic corporate overhead that may be allocated between Seller and Parent;

          (h) Seller and Parent will have taken all steps necessary to make the assumptions set forth in the substantive consolidation opinion delivered by Morrison & Foerster LLP in connection with this Agreement true and correct;

          (i) Seller's books and records will be maintained separately from those of Parent and any other Affiliate thereof;

          (j) All financial statements of Parent or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that (A) all of Seller's assets are owned by Seller, and (B) Seller is a separate entity with creditors who have received security interests in Seller's assets;

          (k) Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Parent or any Affiliate thereof;

          (l) Seller will strictly observe corporate formalities in its dealings with Parent or any Affiliate thereof, and funds or other assets of Seller will not be commingled with those of Parent or any Affiliate thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. Seller shall not maintain joint bank accounts or other depository accounts to which Parent or any Affiliate thereof (other than Parent in its capacity as Servicer) has independent access; and

          (m) Seller will maintain arms'-length relationships with Parent (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to Seller will be compensated by Seller at market rates for such services it renders or otherwise furnishes to Seller. Neither Seller nor Parent will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. Seller and Parent will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

     Section 8.1 Designation of Servicer.

          (a) Parent as Initial Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder ("Servicer") from time to time in accordance with this
Section 8.1. Until the Administrator gives to Parent a Successor Notice, Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

          (b) Successor Notice; Servicer Transfer Events. Upon Parent's receipt of notice from the Administrator of the Administrator's designation of a new Servicer (a "Successor Notice"), Parent agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator reasonably believes will facilitate the transition of the performance of such activities to the new Servicer, and the new Servicer shall assume each and all of Parent's obligations to service and administer such Pool Receivables, on the terms and subject to the conditions herein set forth, and Parent shall use its best efforts to assist the new Servicer in assuming such obligations. The Administrator agrees not to give Parent a Successor Notice until after the occurrence of a Liquidation Event (any such Liquidation Event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Administrator's discretion (it being understood that the Administrator shall give such Successor Notice upon written request to do so by any Agent).

          (c) Resignation. The Parent acknowledges that the Administrator, the Agents and the Purchasers have relied on the Parent's agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, the Parent agrees that it will not voluntarily resign as Servicer.

          (d) Subcontracts. Servicer may, with the prior consent of each Agent, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof;
(ii) Servicer shall remain primarily liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof, (iii) Seller, the Administrator, the Agents and the Purchasers shall have the right to look solely to the Servicer for performance, and (iv) any such subcontract may be terminated at the option of the Administrator upon the occurrence of a Servicer Transfer Event.

          (e) Servicing Programs. In the event that Servicer uses any software program in servicing the Pool Receivables that it licenses from a third party, Servicer shall use its best efforts to obtain whatever licenses or approvals are necessary to allow the Administrator or the new Servicer to use such program.

     Section 8.2 Duties of Servicer.

          (a) Appointment; Duties in General. Each of Seller, each Purchaser, each Agent and the Administrator hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.1, to enforce its rights and interests in and under the Pool Assets. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with Applicable Law, with reasonable care and diligence and in accordance with the Credit and Collection Policy.

          (b) Allocation of Collections; Segregation. Within two (2) Business Days of receipt Servicer shall deposit all Collections of Pool Receivables into the Collection Account.

          (c) Modification of Receivables. So long as no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, Servicer may
(i) in accordance with the Credit and Collection Policy, adjust the Unpaid Balance of any Defaulted Receivable or extend the time for payment of any Defaulted Receivable (but in no event to a date later than 120 days from the date of the original invoice), provided that (A) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Agent, any Purchaser or the Administrator under this Agreement, and (B) the aggregate amount of all such adjustments made in any Settlement Period, plus the aggregate Unpaid Balance of all Pool Receivables that have been extended during such Settlement Period, shall not exceed 2% of the aggregate Unpaid Balance of all Pool Receivables as at the Cut-Off Date for such Settlement Period and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.2(a).

          (d) Documents and Records. Seller shall deliver to Servicer, and Servicer shall hold in trust for Seller and the Purchasers in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

          (e) Certain Duties to Seller. Servicer shall, as soon as practicable following receipt, turn over to Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less the Seller's Share of the Servicer's Fee, and (ii) the Collections of any Receivable which is not a Pool Receivable. Seller hereby directs Servicer to pay any Collections of any Reconveyed Receivable directly to the related Originator to be applied pursuant to the Purchase Agreement. Servicer shall, as soon as practicable upon demand, deliver to Seller copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

          (f) Termination. Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

          (g) Power of Attorney. Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by any Purchaser (whether or not from Seller) in connection with any Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either (i) a Liquidation Event has occurred or (ii) the Administrator (or any Agent) believes in good faith that failure to commence, settle, or effect such legal action, foreclosure or repossession, could adversely affect Receivables constituting a material portion of the Pool Receivables.

     Section 8.3 Rights of the Administrator.

          (a) Notice to Obligors. At any time after the occurrence of a Liquidation Event, the Administrator may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by the Administrator, for the benefit of the Purchasers.

          (b) Notice to Lock-Box Banks. At any time following the earlier to occur of (i) the occurrence of a Liquidation Event, and (ii) the commencement of the Liquidation Period, the Administrator is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Administrator of dominion and control over the lock-boxes and Lock-Box Accounts. Seller hereby transfers to the Administrator, effective when the Administrator shall give notice to the Lock-Box Banks as provided in the Lock-Box

Agreements, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Administrator may reasonably request to effect such transfer. Any proceeds of Pool Receivables received by the Seller or Parent, as Servicer or otherwise, thereafter shall be sent immediately to the Administrator.

          (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than Parent pursuant to Section 8.1:

               (i) The Administrator may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrator or its designee.

               (ii) Parent shall, at the Administrator's request and at Parent's expense, give notice of such ownership to each said Obligor and direct that payments be made directly to the Administrator or its designee.

               (iii) Parent and Seller shall, at the Administrator's request,
(A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables and make the same available to the Administrator at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator.

               (iv) Each of Seller and each Purchaser hereby authorizes the Administrator, and grants to the Administrator an irrevocable power of attorney, to take any and all steps in Seller's name and on behalf of Seller and the Purchasers which are necessary or desirable, in the reasonable determination of the Administrator, to collect all amounts due under any and all Pool Receivables including, without limitation, endorsing Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

     Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding:

          (a) Contracts. Seller shall perform, or cause an Originator to perform under the Purchase Agreement, all of its obligations under the Contracts related to the Pool Receivables and under the other agreements related thereto to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrator or its designee of its rights hereunder shall not relieve Seller from such obligations.

          (b) Limitation of Liability. None of the Administrator, any Agent or any Purchaser shall have any obligation or liability with respect to any Pool Receivables, the related Contracts or any other related agreements, nor shall any of them be obligated to perform any of the obligations of Seller or any Originator thereunder.

     Section 8.5 Further Action Evidencing Purchases and Reinvestments.

          (a) Further Assurances. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable first priority perfected undivided interest, to the extent of the Asset Interest, in the Pool Assets, free and clear of any Lien, in favor of the Administrator, for the benefit of the Purchasers. Without limiting the generality of the foregoing, Seller will upon the request of the Administrator or its designee execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to evidence or perfect the interest described in the previous sentence.

          (b) Data Processing Records. Each of Parent and Seller will mark its master data processing records evidencing the Pool Receivables with a legend, acceptable to the Administrator, evidencing that the Asset Interest has been sold in accordance with this Agreement.

          (c) Additional Financing Statements; Performance by Administrator. Seller hereby authorizes the Administrator or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any portion of the Asset Interest now existing or hereafter arising in the name of Seller. If Seller or Parent fails to perform any of its agreements or obligations under this Agreement, the Administrator or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrator or its designee incurred in connection therewith shall be payable by Seller or Parent, as the case may be.

          (d) Continuation Statements; Opinion. Without limiting the generality of subsection (a), Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 5.1(d) of the Original Purchase Agreement or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Final Payout Date shall have occurred:

               (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

               (ii) deliver or cause to be delivered to the Administrator an opinion of the counsel for Seller, in form and substance reasonably satisfactory to each Agent, confirming and updating the opinion delivered pursuant to Section 5.1(g) with respect to perfection and otherwise to the effect that the Asset Interest hereunder continues to be an enforceable and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

     Section 8.6 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to Seller shall, except as otherwise specified by such Obligor, required by the underlying Contract or law or unless the Administrator instructs otherwise, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivable and, second, to any other indebtedness of such Obligor.

                                   ARTICLE IX

                                SECURITY INTEREST

     Section 9.1 Grant of Security Interest. To secure all obligations of Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections of Pool Receivables received or deemed to be received and fees, effective as of the date of the first Purchase, Seller hereby assigns and grants to Administrator, for the benefit of the Secured Parties, a security interest in all of Seller's right, title and interest (including specifically any undivided interest retained by Seller hereunder) now or hereafter existing in, to and under all the Pool Assets.

     Section 9.2 Further Assurances. The provisions of Section 8.5 shall apply to the security interest granted under Section 9.1 as well as to the Purchases, Reinvestments and the Asset Interest hereunder.

     Section 9.3 Remedies. Upon the occurrence of a Liquidation Event, the Administrator and each Purchaser shall have, with respect to the collateral granted pursuant to Section 9.1, and in addition to all other rights and remedies available to the Purchasers or the Administrator under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                   ARTICLE X

                               LIQUIDATION EVENTS

     Section 10.1 Liquidation Events. The following events shall be "Liquidation Events" hereunder:

          (a) (i) Servicer (if Parent or its Affiliate is Servicer) shall fail to perform or observe any material term, covenant or agreement that is an obligation of Servicer hereunder (other than as referred to in clause (ii) next following) and such failure shall remain unremedied for more than five Business Days or (ii) Seller or Servicer (if Parent or its Affiliate is Servicer) shall fail to make any payment or deposit to be made by it hereunder when due; or

          (b) Any representation or warranty made or deemed to be made by Seller, any Originator or Parent under or in connection with this Agreement, any other Transaction Document, any Daily Report or any Servicer Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

          (c) Seller, any Originator or Parent shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for fifteen (15) Business Days after written notice thereof shall have been given by the

Administrator to Seller, such Originator or Parent, as the case may be; or

          (d) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $5,000,000 of, or guaranteed by, Parent or any Subsidiary thereof, which default is a payment default that continues beyond the applicable grace period, if any; or

          (e) This Agreement or any Purchase or any Reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof)
(i) cease to create, or the Asset Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage interest to the extent of the Asset Interest in each Pool Asset, free and clear of any other Lien or (ii) cease to create with respect to the items described in Section 9.1, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any other Lien; or

          (f) An Event of Bankruptcy shall have occurred and remain continuing with respect to Seller, Parent, any Originator or any Subsidiary of Parent; or

          (g) The average of the Sales-Based Dilution Ratios for any three consecutive Cut-Off Dates exceeds 9%; or

          (h) The Sales-Based Default Ratio for any Cut-Off Date exceeds 5%; or

          (i) On any Settlement Date, after giving effect to the payments made under Section 3.1(c), the Asset Interest exceeds the Allocation Limit; or

          (j) The Delinquency Ratio for any Cut-Off Date is greater than 10%; or

          (k) There shall exist any event or occurrence that has caused, or has a reasonable possibility of causing, a Material Adverse Effect (other than a Material Adverse Effect described in clause (i) of the definition thereof); or

          (l) Seller, any Originator or Parent is subject to a Change-in-Control; or

          (m) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller or Parent and such lien shall not have been released within 5 Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of Seller or Parent and such lien shall not have been released within 5 Business Days; or

          (n) Parent sells, assigns (by operation of law or otherwise) or otherwise disposes of any of its assets, or any interest therein, other than (i) sales of inventory in the ordinary course of business, (ii) sales of surplus, damaged, worn or obsolete assets, or assets that are promptly being replaced,
(iii) sales of assets on commercially reasonable terms, (iv) sales of receivables in connection with a securitization transaction, (v) sales to Subsidiaries, and (vi) sales of other assets, provided that the aggregate fair market value of such assets sold in any period of four consecutive fiscal quarters does not exceed the greater of (1) 25% of the Parent's Tangible Net Worth as of the last day of such fourth fiscal quarter and (2) $75,000,000; or

          (o) Parent makes any Investments other than (i) Permitted Investments,
(ii) Investments existing on the date hereof, (iii) Investments in Subsidiaries,
(iv) Investments in the nature of acquisitions, provided that the aggregate amount of such acquisitions in any period of four consecutive fiscal quarters does not exceed 25% of Parent's Tangible Net Worth as of the last day of such fourth fiscal quarter, (v) Investments in businesses related to data and information storage, and (vi) Investments not otherwise permitted by this subparagraph (o), provided that the aggregate amount of such Investments does not exceed the greater of (i) 25% of Parent's Tangible Net Worth as of the last day of the most recently ended fiscal quarter and (ii) $50,000,000; or

          (p)  Parent permits:

               (i) its Tangible Net Worth to be less than an amount equal to (1) 75% of Tangible Net Worth as of September 30, 2001, plus (2) 50% of consolidated Net Income (not to be reduced by losses) from September 30, 2001 to the end of the most recently ended fiscal quarter, minus (3) the amount paid by it for the repurchase of certain shares of its stock in connection with the Hynix Secondary Offering filed on a Form S-3 Registration Statement with the Securities and Exchange Commission on May 29, 2001, but not to exceed $50,000,000, minus (4) merger related charges taken after September 30, 2001, but not to exceed $120,000,000; and

               (ii) the aggregate amount of its unrestricted cash and cash equivalents and marketable securities on hand to be less than the greater of (1) the product of (A) 1.50 and (B) the outstanding Capital as of any Cut-Off Date and (2) $150,000,000.

     Section 10.2 Remedies.

               (a) Optional Liquidation. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in subsection (f) of Section 10.1), the Administrator shall, at the request, or may with the consent, of each Conduit Purchaser, by notice to Seller declare the Purchase Termination Date to have occurred and the Liquidation Period to have commenced.

               (b) Automatic Liquidation. Upon the occurrence of a Liquidation Event described in subsection (f) or (m) of Section 10.1, the Purchase Termination Date shall occur and the Liquidation Period shall commence automatically.

               (c) Additional Remedies. Upon any Purchase Termination Date occurring pursuant to this Section 10.2, no Purchases or Reinvestments thereafter will be made, and the Administrator and each Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Law, which rights shall be cumulative.

                                   ARTICLE XI

                                THE ADMINISTRATOR

     Section 11.1 Authorization and Action. (a) Each Purchaser hereby appoints and authorizes the Administrator (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrator by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or Applicable Law.

          (b) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as its Agent on the signature pages hereto, and each authorizes such Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into this Agreement or otherwise exist against such Agent.

          (c) Except as otherwise specifically provided in this Agreement, the provisions of this Article XI are solely for the benefit of the Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of an Agent which is not the Agent for such Purchaser.

          (d) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Agent or the Administrator, or any of their respective successors and assigns.

     Section 11.2 Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 11.3 Administrator's Reliance, Etc. None of the Administrator, any Agent, or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting of Pool Receivables as Servicer pursuant to Section 8.1), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of the Administrator and each Agent: (a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser, any Agent or any other holder of any interest in Pool Receivables and shall not be responsible to any Purchaser, any Agent or any such other holder for any statements, warranties or representations made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Seller or Parent or to inspect the property (including the books and records) of Seller, any Originator or Parent;
(d) shall not be responsible to any Purchaser, any Agent or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     Section 11.4 Each Agent and Affiliates. Each Agent and any of its Affiliates may generally engage in any kind of business with Seller, Parent, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, Parent, any Originator or any Obligor or any of their respective Affiliates, all as if such Agent were not the Administrator (in the case of Fleet) or an Agent, and without any duty to account therefor to any Purchaser, any other Agent or any other holder of an interest in Pool Receivables.

     Section 11.5 Reliance by Agents. (a) Each Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller or Parent), independent accountants and other experts selected by the Administrator. Each Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Required Purchasers, and assurance of its indemnification, as it deems appropriate.

          (b) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required

Purchasers or the Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and all Agents.

          (c) Unless otherwise advised in writing by an Agent or by any Purchaser on whose behalf such Agent is purportedly acting, each party to this Agreement may assume that (i) such Agent is acting for the benefit of each of the Purchasers in respect of which such Agent is identified as being the "Agent", as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Agent has been duly authorized and approved by all necessary action on the part of the Purchaser on whose behalf it is purportedly acting. Each Agent and its Purchaser shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Agent.

     Section 11.6 Notice of Liquidation Events. Neither any Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Liquidation Event or Unmatured Liquidation Event unless such Agent or the Administrator has received notice from any Purchaser, any Agent, the Servicer or the Seller stating that a Liquidation Event or Unmatured Liquidation Event has occurred hereunder and describing such Liquidation Event or Unmatured Liquidation Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Agent whereupon each such Agent shall promptly give notice thereof to its related Purchasers and to the Rating Agencies then rating its related Conduit Purchaser's Commercial Paper Notes. In the event that an Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Liquidation Event or Unmatured Liquidation Event as may be directed by the Required Purchasers (unless such action otherwise requires the consent of all Purchasers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Agents.

     Section 11.7 Non-Reliance on Administrator, Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Agent hereafter taken, including any review of the affairs of the Seller, Servicer or the Parent, shall be deemed to constitute any representation or warranty by the Administrator or such Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Agents that, independently and without reliance upon the Administrator, the Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Servicer or the Parent, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Agent with any information concerning the Seller, the Parent, or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

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

     Section 11.8 Indemnification. Each Purchaser Group shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller or Servicer and without limiting the obligation of the Seller or Servicer to do so), ratably in accordance with such Purchaser Group's related Conduit Purchaser's Percentage from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction); provided, that in the case of each Conduit Purchaser, such indemnity shall be provided solely to the extent of amounts received by such Conduit Purchaser under this Agreement which exceed the amounts required to repay such Conduit Purchaser's outstanding Commercial Paper Notes.

     Section 11.9 Successor Administrator. The Administrator may, upon at least five (5) days notice to the Seller and each Purchaser and Agent, resign as Administrator. Such resignation shall not become effective until a successor agent is appointed by the Required Purchasers and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator's resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

     Section 11.10 Deliveries to Rating Agency. Upon request of a Rating Agency, the Administrator shall promptly deliver to such Rating Agency such information that the Administrator has received from the Servicer in connection with the transactions contemplated by this Agreement and that is requested by such Rating Agency. Each of Parent and Seller hereby consent to each delivery of information by the Administrator pursuant to the foregoing sentence.

                                  ARTICLE XII

                       ASSIGNMENT OF PURCHASERS' INTEREST

     Section 12.1 Restrictions on Assignments.

          (a) Neither Seller nor Parent may assign its rights, or delegate its duties, hereunder or any interest herein without the prior written consent of each Agent. No Conduit Purchaser may assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, however, that each Conduit Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to (i) its Agent or any Affiliate thereof, or
(ii) to any "bankruptcy remote" special purpose entity the business of which is administered by its Agent or any Affiliate thereof, so long as such entity has the ability to issue commercial paper notes, or to cause the issuance of commercial paper notes, to fund the Asset Interest or (iii) to any of its Program Support Providers. If a Conduit Purchaser notifies Seller and Parent that it has decided to assign its rights and delegate its duties hereunder to one or more Program Support Providers (or an agent therefor), Seller and Parent agree to enter into such amendments hereto and to the other Transaction Documents as its Agent may reasonably request to reflect such assignment and delegation. No Committed Purchaser may assign its rights or obligations hereunder to any Person without the prior written consent of its Agent and without complying with the provisions with respect to assignment set forth in the Liquidity Agreement to which it is a party.

          (b) Seller agrees to advise the Administrator within five (5) Business Days after notice to Seller of any proposed assignment by a Conduit Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under subsection (a), of Seller's consent or non-consent to such assignment and if it does not consent, the reasons therefor. If Seller does not respond in such time period, Seller shall be deemed to have consented to such assignment. All of the aforementioned assignments shall be upon such terms and conditions as the related Purchaser and the assignee may mutually agree.

     Section 12.2 Rights of Assignee. Upon the assignment by a Purchaser in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights and obligations of such Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

                                  ARTICLE XIII

                                 INDEMNIFICATION

     Section 13.1 Indemnities.

          (a) General Indemnity by Seller. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, Seller hereby agrees to indemnify each of the Administrator, each Purchaser, each Agent, each Program Support Provider, each of their respective Affiliates, and all successors, permitted transferees, participants and permitted assigns and all officers, directors, shareholders, controlling persons, members, employees and agents of any of the foregoing (each an "Indemnified Party"), within five Business Days of demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party or (b) Indemnified Amounts which have the effect of recourse for non-payment of the Pool Receivables due to credit problems of the Obligors (except as otherwise specifically provided in this Agreement). Without limiting the foregoing, Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

               (i) the transfer by Seller of any interest in any Pool Receivable other than the transfer of an Asset Interest to the Administrator, for the benefit of the Purchasers, pursuant to this Agreement and the grant of a security interest to the Administrator pursuant to Section 9.1;

               (ii) any representation or warranty made by Seller under or in connection with any Transaction Document, any Servicer Report, any Daily Report or any other information or report delivered by or on behalf of Seller pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made;

               (iii) the failure by Seller to comply with any Applicable Law, or the nonconformity of any Pool Receivable or the related Contract with any Applicable Law;

               (iv) the failure to vest and maintain vested in the Administrator, for the benefit of the Purchasers, an undivided percentage ownership or security interest, to the extent of the Asset Interest, in the Pool Assets, free and clear of any Lien, other than a Lien arising solely as a result of an act of a Purchaser, an Agent or the Administrator, whether existing at the time of any Purchase or Reinvestment of such Asset Interest or at any time thereafter;

               (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pool Assets, whether at the time of any Purchase or Reinvestment or at any time thereafter;

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy or payment) of the Obligor to the payment of any Receivable included in the Net Pool Balance (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vii) any failure of Seller to perform its duties or obligations in accordance with this Agreement;

               (viii) any products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

               (ix) any litigation, proceedings or investigation against Seller other than by an Indemnified Person; or

               (x) any tax or governmental fee or charge (but not including taxes upon or measured by net income or representing a franchise or unincorporated business tax of such Person), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

          (b) Indemnity by Servicer. Without limiting any other rights which any such Person may have hereunder or under applicable law, Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to (i) any representation or warranty made by Servicer under or in connection with any Transaction Document, any Servicer Report, any Daily Report or any other information or report delivered by or on behalf of Servicer pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made, (ii) the failure by Servicer to comply with any Applicable Law, (iii) the failure of Servicer to perform its duties or obligations in accordance with this Agreement or (iv) the commingling of any Collections with other funds.

          (c) After-Tax Basis. Indemnification hereunder shall be in an amount necessary to make the related Indemnified Party whole after taking into account any tax consequences to such Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by such Indemnified Party.

          (d) Contribution. If for any reason the indemnification provided above in this Section 13.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller or Servicer, as the case may be, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller or Servicer, as the case may be, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                  ARTICLE XIV

                                  MISCELLANEOUS

     Section 14.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, the Administrator, Parent and the Required Purchasers (with respect to an amendment) or (b) the Administrator and the Required Purchasers (with respect to a waiver or consent by them) or Seller or Parent (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however that no such amendment or waiver shall without the consent of each affected Purchaser (i) increase the amount of a Purchaser's Commitment, (ii) change the date of the payment of any amount payable hereunder,
(iii) reduce the amount of Capital, Earned Discount or any Fee (other than by payment in accordance with this Agreement), (iv) modify the definition of "Required Purchasers" or this Section 14.1, (v) consent to or permit the assignment or transfer of the Seller or Parent of any of its rights or obligations under this Agreement or the Purchase Agreement or (vi) change the definition of "Required Reserves"; provided, further that no such amendment or consent shall adversely affect the rights of any Agent hereunder without such Agent's written consent. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, a Conduit Purchaser may also be required to obtain the approval of some or all of the Program Support Providers or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of such Conduit Purchaser's Commercial Paper Notes. In addition, no material amendment to this Agreement shall be effective unless the Rating Agency Condition has been satisfied with respect thereto.

     Section 14.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Schedule 14.2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

     Section 14.3 No Waiver; Remedies. No failure on the part of the Administrator, any Affected Party, any Indemnified Party, any Purchaser, each Agent or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 14.4 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Seller, Parent, the Administrator, each Purchaser, each Agent and their respective successors and assigns, and the provisions of
Section 4.2 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.1. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller or Parent pursuant to Article VI and the provisions of Article XIII and Sections 4.2, 14.5, 14.6, 14.7, 14.8 and
14.15 shall be continuing and shall survive any termination of this Agreement.

     Section 14.5 Costs, Expenses and Taxes. In addition to its obligations under Article XIII, Seller or Parent, as the case may be, agrees to pay within five Business Days of demand;

          (a) all costs and expenses incurred (i) by the Administrator, each Agent and each Purchaser, and their respective Affiliates, in connection with the negotiation, preparation, execution and delivery of, and (ii) by the Administrator, any Program Support Provider, any Agent, and any Purchaser and their respective Affiliates, in connection with the enforcement against Seller or Parent, as the case may be, of, or any actual or claimed breach by Seller or Parent, as the case may be, of, this Agreement and the other Transaction Documents, including, without limitation (A) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (B) all reasonable out-of-pocket expenses incurred in connection with the foregoing (including reasonable fees and expenses of independent accountants incurred in connection with any review of Seller's or Parent's, as the case may be, books and records either pursuant to Section 7.1(c) or otherwise); and

          (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 14.6 No Proceedings.

          (a) Conduit Purchasers. Seller, Parent, Servicer, each Agent and Fleet (individually, as Blue Keel Agent and as Administrator) each hereby agrees that it will not institute against any Conduit Purchaser, or join any other Person in instituting against any Conduit Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes of such Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes of such Conduit Purchaser shall have been outstanding. Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall, nor shall be obligated to, pay any amount pursuant to this Agreement unless (i) such Conduit Purchaser has received funds which may be used to make such payment pursuant to its securitization program documents and (ii) after giving effect to such payment, either such Conduit Purchaser could issue Commercial Paper Notes to refinance all of its outstanding Commercial Paper Notes (assuming such outstanding Commercial Paper Notes matured at such time) without violating any of its securitization program documents or all of its Commercial Paper Notes are paid in full. Any amount which any Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or an obligation of such Conduit Purchaser for such insufficiency unless and until such Conduit Purchaser satisfies the provisions of such preceding sentence. The parties hereto hereby agree and covenant that the foregoing provision shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

          (b) Seller. Each of the parties hereto hereby agrees that it will not institute against Seller, or join any other Person in instituting against Seller, any insolvency proceeding (namely, any proceeding of the type referred in the definition of Event of Bankruptcy) as if there shall not have elapsed one year plus one day since the Final Payout Date. All amounts due from Seller shall be subject to the priorities set forth in Section 3.1(c) or (d), as applicable, and to the extent that funds are not available to pay any such amount pursuant to such section, such failure shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or an obligation of Seller unless and until such funds are available for such payment.

     Section 14.7 Confidentiality of Program Information.

          (a) Confidential Information. Each party hereto acknowledges that each Agent regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party severally agrees that:

               (i) it will not disclose without the prior consent of each Agent or as is required or authorized by the Transaction Documents (other than to the directors, employees, agents, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this Section 14.7), (A) any information regarding the pricing in, or copies of, this Agreement or any transaction contemplated hereby, (B) any information regarding the organization, business or operations of any Purchaser generally or the services performed by the Administrator for the Purchasers, or
(C) any information which is furnished by an Agent to such party and which is designated by such Agent to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (I) to any other party to this Agreement for the purposes contemplated hereby, (II) as may be required by any Governmental Authority having or claiming to have jurisdiction over such party, (III) in order to comply with Applicable Law, (IV) to the underwriters for securities to be issued by the Parent, and their counsel, and the Securities and Exchange Commission in connection with any public offering of such securities (provided that in no event shall such disclosure include any Fee Letter) or (v) subject to subsection
(c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information;

               (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

               (iii) it will, upon demand, return (and cause each of its representatives to return) to the related Agent, all documents or other written material (other than documents executed by such party) received from such Agent, as the case may be, in connection with (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

          (b) Availability of Confidential Information. This Section 14.7 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than the related Agent or were known to such party on a nonconfidential basis prior to its disclosure by such Agent.

          (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will, to the extent that it may legally do so,

               (i) provide the related Agent with prompt written notice so that such Agent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.7; and

               (ii) unless the related Agent waives compliance by such party with the provisions of this Section 14.7, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.7.

In the event that such protective order or other remedy is not obtained, or the related Agent waives compliance with the provisions of this Section 14.7, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

          (d) Survival. This Section 14.7 shall survive termination of this Agreement.

     Section 14.8 Confidentiality of Parent Information.

          (a) Confidential Information. Each party hereto acknowledges that Parent regards certain information to be proprietary, and each such party severally agrees that:

               (i) it will not disclose without the prior consent of Parent or as is required or authorized by the Transaction Documents (other than to the directors, employees, agents, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Parent Information (as defined below) and of the terms of this Section 14.8), any information which is furnished by Parent to such party and which is designated by Parent to such party in writing or otherwise as confidential or not otherwise available to the general public ("Parent Information"); provided, however, that such party may disclose any such Parent Information (I) to any other party to this Agreement for the purposes contemplated hereby, (II) as may be required by any Governmental Authority having or claiming to have jurisdiction over such party, (III) in order to comply with any Applicable Law, (IV) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, (V) to any Affected Party, (VI) to the Rating Agencies, or (VII) to any potential Liquidity Bank or any potential assignee or participant of any Liquidity Bank, and any placement agent for, or investor or potential investor in, the Commercial Paper Notes, provided, in each case set forth in this clause (VII), that such Person has agreed to be bound by confidentiality restrictions substantially similar to this Section 14.8; and

               (ii) it will use the Parent Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto.

          (b) Availability of Confidential Information. This Section 14.8 shall be inoperative as to such portions of the Parent Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Parent or were known to such party on a nonconfidential basis prior to its disclosure by Parent.

          (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Parent Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Parent Information, such party will, to the extent that it may legally do so,

               (i) provide Parent with prompt written notice so that Parent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.8; and

               (ii) unless Parent waives compliance by such party with the provisions of this Section 14.8, make a timely objection to the request or confirmation to provide such Parent Information on the basis that such Parent Information is confidential and subject to the agreements contained in this
Section 14.8.

In the event that such protective order or other remedy is not obtained, or Parent waives compliance with the provisions of this Section 14.8, such party will furnish only that portion of the Parent Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Parent Information.

          (d) Survival. This Section 14.8 shall survive termination of this Agreement.

     Section 14.9 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

     Section 14.10 Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     Section 14.11 GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE ADMINISTRATOR IN THE POOL ASSETS IS GOVERNED BY THE LAWS OF THE JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     Section 14.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO

HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

     Section 14.13 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. EACH OF PARENT AND SELLER HEREBY ACKNOWLEDGES AND AGREES THAT:

          (a) IT HEREBY IRREVOCABLY (i) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (iv) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 14.2; AND (v) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS
SECTION 14.13 SHALL AFFECT THE ADMINISTRATOR'S, ANY AGENT'S OR ANY PURCHASER'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF SELLER OR PARENT OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

          (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     Section 14.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     Section 14.15 No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of any Purchaser contained in this Agreement shall be had against any stockholder (solely in its capacity as stockholder), employee, officer, director, member or incorporator of such Purchaser, provided, however, that nothing in this Section 14.15 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for his/her or its gross negligence or willful misconduct.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        MAXTOR RECEIVABLES CORPORATION, as
                                        Seller


                                        By: /s/ GLEN HAUBL
                                            ------------------------------------
                                        Name Printed: Glen Haubl
                                                      --------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------


                                        MAXTOR CORPORATION, as initial Servicer


                                        By: /s/ PAUL TUFANO
                                            ------------------------------------
                                        Name Printed: Paul Tufano
                                                      --------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------


Related Agent: Fleet

                                        BLUE KEEL FUNDING, LLC,
                                        as a Conduit Purchaser


                                        By: /s/ ANDREW YEARDE
                                            ------------------------------------
                                        Name Printed: Andrew Yearde
                                                      --------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        FLEET NATIONAL BANK, as Administrator
                                        and as Blue Keel Agent


                                        By: /s/ PAUL SCHMIEDER
                                            ------------------------------------
                                        Name Printed: Paul Schmieder
                                                      --------------------------
                                        Title: Director
                                               ---------------------------------

Related Conduit: Blue Keel              FLEET NATIONAL BANK, as a
Commitment: $90,000,000                 Committed Purchaser
Pro Rata Share: 75%

                                        By: /s/ LEE A. MERKLE-RAYMOND
                                            ------------------------------------
                                        Name Printed: Lee A. Merkle-Raymond
                                                      --------------------------
                                        Title: Director
                                               ---------------------------------

Related Conduit: Blue Keel              COMERICA BANK, as a Committed Purchaser
Commitment: $30,000,000
Pro Rata Share: 25%

                                        By: /s/ DEVIN SEATTIHI
                                            ------------------------------------
                                        Name Printed: Devin Seattihi
                                                      --------------------------
                                        Title: Vice President
                                               ---------------------------------

Related Agent: ING Barings              HOLLAND LIMITED SECURITIZATION, INC.,
                                        as a Conduit Purchaser

                                        By: ING Baring (U.S.) Capital Markets
                                            LLC, as Attorney-in-Fact


                                        By: /s/ LAUREL S. CHOATE
                                            ------------------------------------
                                        Name Printed: Laurel S. Choate
                                                      --------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        ING BARING (U.S.) CAPITAL MARKETS LLC,
                                        as Holland Limited Agent

                                        By: /s/  LAUREL S. CHOATE
                                            ------------------------------------
                                        Name Printed: Laurel S. Choate
                                                      --------------------------
                                        Title: Vice President
                                               ---------------------------------

Related Conduit:  Holland               ING BARING (U.S.) CAPITAL MARKETS LLC,
Commitment: $90,000,000                 as a Committed Purchaser
Pro Rata Share: 100%

                                        By: /s/  LAUREL S. CHOATE
                                            ------------------------------------
                                        Name Printed: Laurel S. Choate
                                                      --------------------------
                                        Title: Vice President
                                               ---------------------------------

Related Agent:  The Bank of Nova Scotia

                                        LIBERTY STREET FUNDING CORP., as a
                                        Conduit Purchaser

                                        By: /s/ DAVID O. TAYLOR
                                            ------------------------------------
                                        Name Printed: David O. Taylor
                                                      --------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        THE BANK OF NOVA SCOTIA, as
                                        Liberty Street Agent


                                        By: /s/ J. ALAN EDWARDS
                                            ------------------------------------
                                        Name Printed: J. Alan Edwards
                                                      --------------------------
                                        Title: Managing Director
                                               ---------------------------------

Related Conduit:  Liberty Street        THE BANK OF NOVA SCOTIA, as a
Commitment: $90,000,000                 Committed Purchaser
Pro Rata Share: 100%


                                        By: /s/ J. ALAN EDWARDS
                                            ------------------------------------
                                        Name Printed: J. Alan Edwards
                                                      --------------------------
                                        Title: Managing Director
                                               ---------------------------------

                                   SCHEDULE I

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

     In addition to the representations, warranties and covenants contained in this Agreement, to induce the Purchasers and Administrator to enter into this Agreement and, in the case of the Purchasers, to fund the Purchases hereunder, Seller hereby represents, warrants, and covenants to Administrator and the Purchasers as follows:

                                     General

     1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Pool Assets in favor of the Administrator, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from Seller.

     2. The Pool Receivables constitute "accounts," within the meaning of the applicable UCC.

     3. Each Lock-Box Account constitutes a "deposit account" within the meaning of the applicable UCC.

     4. The rights of Seller under the Purchase Agreement constitute "general intangibles" within the meaning of the applicable UCC.

                                    Creation

     5. Seller owns and has good and marketable title to the Pool Assets free and clear of any Lien, claim or encumbrance of any Person.

                                   Perfection

     6. Seller has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Originators to Seller, and the security interest in the Pool Assets granted to the Administrator hereunder.

     7. With respect to each Lock-Box Account, Seller has delivered to the Administrator a fully executed Lock-Box Agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Administrator directing disposition of the funds in the such Lock-Box Account without further consent by the Seller.

                                    Priority

     8. Other than the transfer of the Receivables to Seller under the Purchase Agreement and the security interest granted to the Administrator pursuant to this Agreement, neither Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the other Pool Assets. Neither Seller nor any Originator has

                                  Schedule I-1
authorized the filing of, or is aware of any financing statements against Seller or any Originator that include a description of collateral covering the Receivables or any other Pool Assets other than any financing statement relating to the security interest granted to the Administrator hereunder or that has been terminated.

     9. Neither Seller nor any Originator is aware of any judgment, ERISA or tax lien filings against either Seller or any Originator.

     10. No Lock-Box Account is in the name of any person other than the Seller or the Administrator. The Seller has not consented to the bank maintaining any Lock-Box Account to comply with instructions of any person other than the Administrator.

     11. Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any termination of the Commitments or any replacement of the Servicer or termination of Servicer's rights to act as such) until the Final Payout Date. No Perfection Representation will be waived by the Administrator or any Purchaser unless the Rating Agency Condition has been satisfied with respect thereto.

     12. Servicer to Maintain Perfection and Priority. The Servicer covenants that, in order to evidence the interests of Seller and the Administrator under the Purchase Agreement and this Agreement, Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by the Administrator) to maintain and perfect, as a first priority interest, the Administrator's security interest in the Pool Assets. Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator to authorize the Servicer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Administrator's security interest in the Pool Assets as a first-priority interest (each a "Filing"). Servicer shall present each such Filing to the Administrator together with an Opinion of Counsel in form and substance reasonably satisfactory to the Administrator and, to the extent required by any Rating Agency, to such Rating Agency. The Administrator shall promptly authorize in writing Servicer to, and Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of Seller or the Administrator where allowed by applicable law. Notwithstanding anything else in this Agreement to the contrary, the Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Administrator in accordance with this paragraph.

                                  Schedule I-2

                                SCHEDULE 6.01(m)

                LIST OF OFFICES OF SELLER WHERE RECORDS ARE KEPT

Maxtor Receivables Corporation
500 McCarthy Drive
Milpitas, California 95035

                                SCHEDULE 6.01(n)

                             LIST OF LOCK-BOX BANKS

First Union National Bank
1345 Chestnut Street
Philadelphia, PA 19101-7618

Attention: Jeffrey Levy

Account No. 0109-7086

                                SCHEDULE 7.01(e)

                               FORMS OF CONTRACTS


                                  SEE ATTACHED

                                SCHEDULE 7.01(g)

                   DESCRIPTION OF CREDIT AND COLLECTION POLICY


                                  SEE ATTACHED

                                 SCHEDULE 14.02

                                NOTICE ADDRESSES

BLUE KEEL:

Blue Keel Funding, LLC
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, New York 10036

Telephone: 212/302-5157
Facsimile: 212/302-8767

ADMINISTRATOR AND BLUE KEEL AGENT:

Fleet National Bank
Fleet Corporate Finance

100 Federal Street, 11th Floor
Mail Stop:  MA-DE-100-11-F
Boston, Massachusetts  02110

Attention: Paul Schmieder

Telephone: 617/346-0255
Facsimile: 617/346-4690

SELLER:

Maxtor Receivables Corporation
500 McCarthy Drive
Milpitas, California 95035

Attention:  Glen Haubl, Treasurer

Telephone: 408/324-7686
Facsimile No.: 408/432-4480


PARENT:

Maxtor Corporation
500 McCarthy Drive
Milpitas, California 95035

Attention:  Glen Haubl, Treasurer

Telephone: 408/324-7686
Facsimile: 408/432-4480

LIBERTY STREET:

Liberty Street Funding Corp.
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, New York  10036

Attention:  Andrew L. Stidd

Telephone:  212/302-5151
Facsimile:  212/302-8767

LIBERTY STREET AGENT:

The Bank of Nova Scotia
One Liberty Plaza
26th Floor
New York, New York  10006

Attention:  Chad Johnson

Telephone:  212/225-5297
Facsimile:  212/225-5090

HOLLAND:

Holland Limited Securitization, Inc.
c/o Lord Securities Corporation
48 Wall Street
New York, New York

Telephone:  212/346-9000
Facsimile:  212/346-9012

HOLLAND AGENT:

ING Baring (U.S.) Capital Markets LLC
1325 Avenue of the Americas
New York, New York  10019

Attention:  Laurel Choate

Telephone:  646/424-6823
Facsimile:  646/424-6251

                                  EXHIBIT 3.01

                             FORM OF SERVICER REPORT


                                  SEE ATTACHED

                                 EXHIBIT 3.01-A

                              FORM OF DAILY REPORT


                                  SEE ATTACHED

                                EXHIBIT 5.01(g)-1

                        FORM OF IN-HOUSE COUNSEL OPINION


                                  SEE ATTACHED

                                EXHIBIT 5.01(g)-2

                         FORM OF ENFORCEABILITY OPINION


                                  SEE ATTACHED

                                EXHIBIT 5.01(g)-3

                            FORM OF TRUE SALE OPINION


                                  SEE ATTACHED

                                EXHIBIT 5.01(g)-4

                    FORM OF SUBSTANTIVE CONSOLIDATION OPINION


                                  SEE ATTACHED

                                  EXHIBIT 5.01

                           FORM OF LOCK-BOX AGREEMENT

                             [Letterhead of Seller]

        LOCK-BOX AGREEMENT



        ______________, 200__

[Name and Address of
 Lock-Box Bank]

Ladies and Gentlemen:

     Reference is made to our [lock-box]*/ account[s] no[s]. maintained with you (the "Account[s]"). Pursuant to an Amended and Restated Receivables Purchase Agreement dated as of November 15, 2001 among us, as Seller, Blue Keel Funding, LLC ("Blue Keel") and the other parties named therein, as Conduit Purchasers, the financial institutions party thereto, as Committed Purchasers, the parties named therein as Agents, Maxtor Corporation, as Servicer, and Fleet National Bank, as agent for Blue Keel and as administrator (the "Administrator"), we have assigned and/or may hereafter assign to the Administrator, for the benefit of the Purchasers and their assigns, one or more undivided percentage interests in accounts, chattel paper, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Account[s], and have granted to the Administrator, for the benefit of the Purchasers and their assigns, a security interest in such Receivables, the Account[s], amounts on deposit therein and related property. Your execution of this letter agreement is a condition precedent to our continued maintenance of the Account[s] with you.

     We hereby transfer exclusive ownership and control of the Account[s] to the Administrator on behalf of the Purchasers and their assigns, subject only to the condition subsequent that the Administrator shall have given you notice of its election to assume such ownership and control, which notice may be in the form attached hereto as Exhibit A or in any other form that gives you reasonable notice of such election.

     We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Administrator as described above, to make all payments to be made by you out of or in connection with the Account[s] directly to the Administrator, at its address set forth below its signature hereto or as the Administrator otherwise notifies you, for the account of the Purchasers (account # , ABA # ____), or otherwise in accordance with the instructions of the Administrator.

     We also hereby notify you that, at all times from and after the date of your receipt of notice from the Administrator as described above, the Administrator shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account[s], including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account[s] and (b) the right to require preparation of duplicate monthly bank statements on the Account[s] for the Administrator's audit purposes and mailing of such statements directly to an address specified by the Administrator.

     Notice from the Administrator may be personally served or sent by facsimile or U.S. mail, certified return receipt requested, to the address or facsimile number set forth under your signature to this letter agreement (or to such other address or facsimile number as to which you shall notify the Administrator in writing). If notice is given by facsimile, it will be deemed to have been received when the notice is sent and the receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

     By executing this letter agreement, you acknowledge and consent to the existence of the Administrator's right to ownership and control of the Account[s] and the Administrator's security interest in the Account[s] and amounts from time to time on deposit therein and agree that from the date hereof the Account[s] shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Administrator on the terms provided herein. The Account[s] [is/are] to be titled "Maxtor Receivables Corporation and Fleet National Bank as the Administrator for the Purchasers and their assigns, as their interests may appear". Except as otherwise provided in this letter agreement, payments to the Account[s] are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account[s] shall continue to be payable by us as under the arrangements currently in effect.

     By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other person or entity asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to [any of] the Account[s] or any funds from time to time therein. Except for your right to payment of your service charges and fees and to make deductions for returned items, you shall have no rights in the Account[s] or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Administrator.

     You may terminate this letter agreement by canceling the Account[s] maintained with you, which cancellation and termination shall become effective only upon thirty days' prior written notice thereof from you to the Administrator. Incoming [mail addressed to] [wire transfers to] the Account[s] received after such cancellation shall be forwarded in accordance with the Administrator's instructions. This letter agreement may also be terminated upon written notice to you by the Administrator stating that the Receivables Purchase Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Administrator. This letter agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     Please acknowledge your agreement to the terms set forth in this letter agreement by signing the two copies of this letter agreement enclosed herewith in the space provided below, sending one such signed copy to the Administrator at its address provided above and returning the other signed copy to us.

                                        Very truly yours,

                                        MAXTOR RECEIVABLES CORPORATION


                                        By:
                                            ------------------------------------
                                          Name Printed:
                                                        ------------------------
                                          Title:
                                                 -------------------------------

                                        Acknowledged and agreed to as of the
                                        date first written above:

                                        FLEET NATIONAL BANK, as Administrator


                                        By:
                                            ------------------------------------
                                          Name Printed:
                                                        ------------------------
                                          Title:
                                                 -------------------------------


                                        Address for notice:

                                        Fleet Corporate Finance
                                        100 Federal Street
                                        11th Floor
                                        Mail Stop:  MA-DE-100-11-F
                                        Boston, Massachusetts  02110

                                        Tel. No. 617/346-0255
                                        Facsimile No. 617/346-4690

                                       [NAME OF LOCK-BOX BANK]


                                       By:
                                           ------------------------------------
                                         Name Printed:
                                                       ------------------------
                                         Title:
                                                -------------------------------


                                       Address for notice:

                                       Attention:
                                                  -----------------------------
                                       Tel. No.:
                                                  -----------------------------
                                       Facsimile No.:
                                                      -------------------------

                                                                    EXHIBIT A to
                                                              Lock-Box Agreement

                       [Letterhead of Fleet National Bank]

[Name and Address
 of Lock-Box Bank]

Re: Maxtor Receivables Corporation
    [Lock-Box]**/ Account No[s].       [and      ]

Ladies and Gentlemen:

     Reference is made to the letter agreement dated _ , 200_ (the "Letter Agreement") among Maxtor Receivables Corporation, the undersigned, as Administrator and you concerning the above described [lock-box]* account[s] (the "Account[s]"). We hereby give you notice of our assumption of ownership and control of the Account[s] as provided in the Letter Agreement.

     We hereby instruct you to make all payments to be made by you out of or in connection with the Account[s] [directly to the undersigned, at [our address set forth above], for the account of the Purchasers (account no. _)].

[other instructions]

                                        Very truly yours,

                                        FLEET NATIONAL BANK, as Administrator


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                 EXHIBIT 7.01(i)

                        CALCULATION OF REQUIRED NET WORTH

                                  SEE ATTACHED

                                   APPENDIX A

                                   DEFINITIONS

     This is Appendix A to the Amended and Restated Receivables Purchase Agreement dated as of November 15, 2001 among Maxtor Receivables Corporation, as Seller, the parties identified therein, as Conduit Purchasers, the parties identified therein, as Committed Purchasers, the parties identified therein, as Agents, Maxtor Corporation, as initial Servicer, and Fleet National Bank, as Blue Keel Agent and as Administrator (as further amended, supplemented or otherwise modified from time to time and including the Original Purchase Agreement for the period it was in effect, the "Agreement"). Unless otherwise indicated, all Section, Exhibit and schedule references in this Appendix are to Sections of and Exhibits and Schedules to the Agreement.

        A. Defined Terms. As used in the Agreement, unless the context requires a different meaning, the following terms have the meanings indicated herein below:

        "Administration Fee" has the meaning set forth in the Administrator's Fee Letter.

        "Administrator" has the meaning set forth in the preamble.

        "Administrator's Fee Letter" has the meaning set forth in Section 4.01.

        "Administrator's Office" means the office of the Administrator at 100 Federal Street, 11th Floor, Mail Stop: MA-DE-100-11-F, Boston, Massachusetts 02110 or such other address as shall be designated by the Administrator in writing to Seller and the Agents.

        "Affected Party" means each of each Purchaser, each Program Support Provider, any assignee or participant of any Purchaser or any Program Support Provider, each Agent, Fleet, any successor to Fleet as Administrator, and any sub-agent of the Administrator.

        "Affiliate" when used with respect to a Person means any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person, except, when used with respect to the Purchaser, Affiliate shall mean the holder(s) of its limited liability company interests.

        "Agent" means each Person identified on a signature page to the Agreement as the "Related Agent" for a Purchaser.

        "Allocation Limit" has the meaning set forth in Section 1.01.

        "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

                (a) the rate of interest most recently announced by Fleet in Boston,

Massachusetts, as its prime rate; and

            (b) the Federal Funds Rate most recently determined by Fleet plus 0.50% per annum.

        The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Fleet in connection with extensions of credit.

        "Applicable Law" means all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

        "Asset Interest" means an undivided ownership or security interest determined from time to time as provided in Section 1.04(b) in all Pool Assets.

        "Blue Keel" has the meaning set forth in the preamble.

        "Blue Keel Agent" has the meaning set forth in the preamble.

        "Business Day" means a day other than a Saturday or a Sunday on which both (a) the Administrator at its principal office in Boston, Massachusetts is open for business and (b) commercial banks in New York City, Chicago, Illinois and San Francisco, California are not authorized or required to be closed for business.

        "Canadian Receivable" means a Receivable the Obligor of which is a resident of Canada.

        "Canadian Receivables Limit" at any time means an amount equal to the product of (i) the aggregate Unpaid Balance of all Eligible Receivables at such time, times (ii) 10% (or, if the foreign currency rating of Canada by Moody's or S&P is less than A, 5%).

        "Capital" means at any time with respect to the Asset Interest an amount equal to (a) the aggregate of the amounts theretofore paid to Seller for Purchases pursuant to Section 1.01, less (b) the aggregate amount of Collections theretofore received and actually distributed to a Purchaser on account of the Capital pursuant to Section 3.01.

        "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of Parent or any of its Subsidiaries, any such lease under which Parent or a wholly-owned Subsidiary of Parent is the lessor.

        "Change in Control" means any of the following:

            (a) in relation to Parent, the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of issued and outstanding shares of the capital stock of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Parent and having a then present right to exercise 51% or more of the voting power for the election of members of the board of directors of Parent attached to all such outstanding shares of capital stock of Parent, unless otherwise agreed in writing by the Agents; or

            (b) the creation or imposition of any Lien on any shares of capital stock of Seller; or

            (c) the failure by Parent to own all of the issued and outstanding capital stock of Seller and each Originator (other than Parent).

        "Collection Account" means a segregated deposit account in the name of the Seller at Fleet or another bank reasonably satisfactory to the Administrator.

        "Collections" means, with respect to any Receivable, all funds which either (a) are received by Seller, Servicer, an Originator or any other Person from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Seller, an Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are deemed to have been received by Seller or any other Person as a Collection pursuant to Section 3.02.

        "Commercial Paper Holders" means the holders from time to time of the Commercial Paper Notes.

        "Commercial Paper Notes" means short-term promissory notes issued or to be issued by a Conduit Purchaser, or the proceeds of which are loaned to a Conduit Purchaser, to fund its investments in accounts receivable or other financial assets.

        "Commitment" means (i) $90,000,000 with respect to each of Liberty \ Street Funding Corp. and Holland Limited Securitization Inc. and $120,000,000 with respect to Blue Keel, and (ii) with respect to any Committed Purchaser, the amount shown on such Committed Purchaser's signature page. The Commitments of each Conduit Purchaser and its related Committed Purchasers are not cumulative; the available Commitment of any Conduit Purchaser shall be reduced by the outstanding Capital, if any, of its related Committed Purchasers and the available Commitment of any Committed Purchaser shall be reduced by such Committed Purchaser's Pro Rata Share of the outstanding Capital of its related Conduit Purchaser. Notwithstanding the use of the term "Commitment", no Conduit Purchaser is or shall be obligated to fund any Purchase under the Agreement; each such funding shall be at the sole discretion of such Conduit Purchaser.

        "Commitment Fee" means, for each day, for any Conduit Purchaser the amount equal to the product of (x) the unused Liquidity Commitment Amount for such Conduit Purchaser on such day, times (y) the Commitment Fee Rate for such Conduit Purchaser, times (z) 1/360.

        "Commitment Fee Rate" with respect to any Conduit Purchaser has the meaning set forth in the Fee Letter.

        "Committed Purchaser" has the meaning set forth in the preamble.

        "Concentration Limit" for any Obligor at any time means an amount equal to (i) the aggregate Unpaid Balance of all Eligible Receivables at such time times (ii) the applicable percentage as set forth below opposite the appropriate ratings of such Obligor's long-term and short-term unsecured debt, provided that the percentage for Dell Computer Corporation ("Dell") shall be the lesser of (A) 20% and (B) (i) the greater of 10% and the most recently calculated Dynamic Loss Reserve Percentage, if Dell's long term unsecured debt is rated BBB+ by S&P and Baa1 by Moody's or higher, (ii) the greater of 6% and 1/2 of the most recently calculated Dynamic Loss Reserve Percentage, if Dell's long term unsecured debt is rated BBB to BBB- by S&P and Baa3 to Baa2 by Moody's and (iii) the greater of 3% and 1/4 of the most recently calculated Dynamic Loss Reserve Percentage, if Dell's long term unsecured debt is rated less than BBB- by S&P or Baa3 by Moody's or is unrated. Any Obligor that has a split rating shall be deemed to be in the lower rating category.

                                                                        Applicable
        Long Term Rating                    Short-Term Rating           Percentage
        ----------------                    -----------------           ----------
S&P                   Moody's               S&P            Moody's
---                   -------               ---            -------
A+ or better          A1 or better          A-1               P-1       12%
BBB+ to A             Baa1 to A2            A-2               P-2       10%
BBB- to BBB           Baa3 to Baa2          A-3               P-3        5%
Below BBB-/Baa3                             Below A-3/P-3                3%
    or Not Rated                               or Not Rated

        "Conduit Facilitator" means any entity that issues Commercial Paper Notes the proceeds of which are loaned to Blue Keel to fund its investments in accounts receivable or other financial assets.

        "Conduit Purchaser" has the meaning set forth in the preamble.

        "Consolidated Interest Expense" means, for any period, total interest expense of the Parent and its consolidated Subsidiaries (including without limitation, interest expense attributable to Capital Leases, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, net costs (i.e., costs minus benefits) under Interest Rate Contracts, and total interest expense (whether shown as interest expense or as loss and expenses on sales of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income (Loss)" means, with reference to any period, the net income (or deficit) of the Parent and its consolidated Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of the Subsidiaries of the Parent.

        "Contract" means a contract between an Originator and any Person, or an invoice from an Originator to any Person, or any purchase order from any Person to an Originator pursuant to or under which such Person shall be obligated to make payments to an Originator. A "related" Contract with respect to the Receivables means a Contract under which Receivables in the Receivables Pool arise, which evidence such Receivables, or which is relevant to the collection or enforcement of such Receivables.

        "Contractual Obligation" with respect to any Person, means any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is party or by which it or any of its property is bound or is subject.

        "Cost of Funds Rate" means for any Settlement Period or portion thereof
(A) with respect to Blue Keel, the sum of (i) the per annum rate equivalent to the weighted average of the per annum rate which may be paid or payable by Blue Keel from time to time as interest on or otherwise (by means of Hedge Agreements or otherwise) in respect of those commercial paper notes issued by or on behalf of Blue Keel that are allocated, in whole or in part by, or on behalf of, Blue Keel to fund or maintain Purchases during such Settlement Period as determined by or on behalf of Blue Keel, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes and to net payments owed or received by Blue Keel under any Hedge Agreements entered into by Blue Keel in connection with such allocated commercial paper; provided, however, that if any component of such rate is a discount rate, in calculating the "Cost of Funds Rate" for such Settlement Period for the purposes of this definition, Blue Keel shall for such component use the rate resulting from converting such discount rate into an interest bearing equivalent rate per annum, and (B) with respect to any other Conduit Purchaser, a rate calculated by such Conduit Purchaser's Agent equal to: (i) the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper Notes of such Conduit Purchaser on each day during such period have been outstanding; provided, that if such rate(s) is a discount rate(s), then the Cost of Funds Rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate(s) to an interest-bearing equivalent rate plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes, expressed as a percentage of the face amount of such Commercial Paper Notes and converted to an interest-bearing equivalent per annum.

        "Credit and Collection Policy" means those credit and collection policies and practices relating to Contracts and Receivables described in
Schedule 7.01(g), as modified without violating Section 7.03(c).

        "Cut-Off Date" means the last day of each fiscal month, as set forth on
Schedule I hereto.

        "Daily Report" has the meaning set forth in Section 3.01(a).

        "Deemed Collection" has the meaning set forth in the Purchase Agreement.

        "Defaulted Receivable" means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment, (b) as to which the Obligor thereof is the subject of an Event of Bankruptcy, or (c) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible.

        "Default Ratio" means the ratio (expressed as a percentage) computed as of a Cut-Off Date by dividing (x) the aggregate Unpaid Balance of all Past Due Receivables as of such Cut-Off Date by (y) the aggregate Unpaid Balance of all Pool Receivables on such date.

        "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the Cut-Off Date by dividing (x) the aggregate Unpaid Balance of all Overdue Receivables on such Cut-Off Date by (y) the aggregate Unpaid Balance of all Pool Receivables on such date.

        "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such payment.

        "Dilution" means any credit, adjustment, rebate, refund or setoff with respect to any Receivable granted or allowed by Seller or any Affiliate of Seller.

        "Dilution Reserve" means, at any time, an amount equal to (i) the Net Pool Balance at such time times (ii) the greater of (A) the most recently calculated Dilution Reserve Percentage and (B) a percentage equal to the most recently calculated Expected Dilution times the most recently calculated Dilution Horizon Ratio (each as defined in the definition of "Dilution Reserve Percentage" set forth below).

        "Dilution Reserve Percentage" as measured on any Reporting Date means a percentage determined in accordance with the following formula:

        [(SF x ED) + ((DS-ED) x DS/ED)] x DHR where:

        SF = the Stress Factor, which shall be 2.5;

        ED = the "Expected Dilution", which shall be equal to the twelve-month rolling average Sales-Based Dilution Ratio, expressed as a percentage;

        DS = the "Dilution Spike", which shall be equal to the highest average of the Sales-Based Dilution Ratios for three successive Cut-Off Dates over the immediately preceding twelve months, expressed as a percentage; and

        DHR = the "Dilution Horizon Ratio", which shall be equal to the Sales for the month ending on the related Cut-Off Date divided by the Net Pool Balance as of such Cut-Off Date.

        "Dollars" means dollars in lawful money of the United States of America.

        "Dynamic Loss Reserve Percentage" shall be measured as an amount calculated pursuant to the following formula:

        DLRP = LR x LH x SF

        where:

        DLRP = the Dynamic Loss Reserve Percentage;

        LR = the Loss Ratio, which shall be equal to the highest average of the Sales-Based Default Ratios for any three consecutive calendar months during the previous twelve calendar months, provided that until January 1, 2003, the Loss Ratio shall be the greater of the foregoing amount and 5.5%;

        LH = the Loss Horizon, which shall be equal to the cumulative Sales over the previous 75 days divided by the Net Pool Balance as of the most recent Cut-Off Date; and

        SF = the Stress Factor, which shall be 2.

        "Earned Discount" means for any Settlement Period for any Purchaser:

               C x ER x ED + LF
               -----------
                   360

        where:

        C = the daily average (calculated at the close of business each day) of such Purchaser's Funded Percentage of the Capital during such Settlement Period,

        ER = the Earned Discount Rate for such Settlement Period for such
             Purchaser,

        ED = the actual number of days elapsed during such Settlement Period, and

        LF = the Liquidation Fee, if any, during such Settlement Period for such Purchaser.

        "Earned Discount Rate" means for any Settlement Period for any
Purchaser:

            (a) in the case of any portion of such Purchaser's Funded Percentage of the Capital funded by a Liquidity Funding and in the case of any Committed Purchaser's Funded Percentage of the Capital, at the option of Seller as set forth in a written notice delivered to the related Agent at least three (3) Business Days prior to the first day of such Settlement Period, (1) the sum of
(i) the Eurodollar Rate (Reserve Adjusted) for such Settlement Period, plus (ii) 2.50% per annum or (2) the sum of (i) the Alternate Base Rate in effect from time to time during such Settlement Period, plus (ii) 0.50% per annum; and

            (b) in the case of any portion of such Purchaser's Percentage of the Capital funded by any Commercial Paper Notes, the Cost of Funds Rate for such Settlement Period;

provided, however, that on any day during a Settlement Period when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Earned Discount Rate for the Capital shall mean the higher of
(i) the Alternate Base Rate in effect on such day plus 2% per annum and (ii) the Eurodollar Rate (Reserve Adjusted) for such Settlement Period plus 3.50% per annum.

        "EBITDAR" shall mean for any period, the Consolidated Net Income (Loss) of the Parent and its consolidated Subsidiaries, plus, to the extent deducted therefrom in determining Consolidated Net Income (Loss), the sum of (i) Consolidated Interest Expense, (ii) provision for income taxes (whether paid or deferred), (iii) Rental Obligations for such period, and (iv) depreciation and amortization, and without giving effect to any extraordinary gains or losses, and any other non-cash charges or gains or losses, including but not limited to, gains or losses from sales of assets other than inventory sold in the ordinary course of business.

        "EBITDAR Ratio" as of the last day of any fiscal quarter means the ratio of (i) EBITDAR for the four consecutive fiscal quarters ending on such date divided by (ii) the Fixed Charges for such four consecutive fiscal quarters (provided that for the last day of the fiscal quarter ending in June of 1998, such ratio shall be calculated by annualizing the three consecutive fiscal quarters ending on such date).

        "Eligible Contract" means a Contract in one of the forms set forth in
Schedule 7.01(e) or otherwise approved by the Agents.

        "Eligible Receivable" means, at any time, a Receivable:

            (a) which is originated by an Originator in the ordinary course of its business;

            (b) which constitutes an account as defined in the UCC;

            (c) the Obligor of which is not an Affiliate of Seller and is not a Governmental Authority;

            (d) which was purchased or otherwise acquired by Seller pursuant to the Purchase Agreement and which was designated by the related Originator as an "Eligible Receivable" pursuant to the Purchase Agreement;

            (e) which is not a Delinquent Receivable or a Defaulted Receivable;

            (f) with respect to which the warranty of Seller in Section 6.01(k) is true and correct;

            (g) the sale of which, or of an undivided interest in which, does not contravene or conflict with Applicable Law, or require the consent of the Obligor or any other Person;

            (h) which is denominated and payable only in Dollars in the United States;

            (i) which arises under an Eligible Contract, which contract has been duly authorized by the parties thereto and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any defense whatsoever (other than discharge in bankruptcy and payment);

            (j) which, together with the Contract related thereto, does not contravene in any material respect any Applicable Law and with respect to which no party to the Contract related thereto is in violation of any Applicable Law;

            (k) which (i) satisfies all material applicable requirements of the Credit and Collection Policy and (ii) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Administrator may from time to time specify to Seller;

            (l) as to which the payment terms have not been altered or extended so as to materially affect the collectibility of such Receivable;

            (m) the Unpaid Balance of which is due within 45 days or less from the invoice date therefor;

            (n) which are not Receivables owed by an Obligor for which more than 20% of the aggregate Unpaid Balance of Receivables of such Obligor constitute Defaulted Receivables;

            (o) which arise from the completion of the sale and delivery of goods and services performed, and which do not represent an invoice in advance of such completion;

            (p) which are not subject to any contingent performance requirements of the Seller or the related Originator unless such requirements are guaranteed or insured by third parties acceptable to the Agents and S&P has confirmed the rating of the transactions contemplated by this Agreement after giving effect to such guaranty or insurance; and

            (q) the Obligor of which resides in the United States or a province of Canada that has enacted the Personal Property Security Act.

        "Equity Proceeds" means the net proceeds received by Parent or any of its Subsidiaries from the sale of stock or convertible subordinated debt.

        "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Settlement Period and any portion of the Capital, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

               Eurodollar Rate   =    Eurodollar Rate
               (Reserve Adjusted)     1 - Eurodollar
                                          Reserve Percentage

        where:

        "Eurodollar Rate" means, with respect to any Settlement Period and any portion of the Capital, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of the related Agent two Eurodollar Business Days prior to the beginning of such period by prime banks in the interbank eurodollar market at or about 11:00 a.m., New York City time for delivery on the first day of such Settlement Period, for the number of days comprised therein and in an amount equal or comparable to the applicable portion of the Capital for such Settlement Period.

        "Eurodollar Business Day" means a day of the year on which dealings are carried on in the eurodollar interbank market and banks are open for business in London and are not required or authorized to close in New York City.

        "Eurodollar Reserve Percentage" means, with respect to any Settlement Period, the then maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) prescribed by the Federal Reserve Board for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D having a term comparable to such Settlement Period.

        "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

            (a) any case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect and shall either not be contested or shall remain undismissed for 60 consecutive days; or

            (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

        "Excess Amount" as of any date, means the amount, if any, by which the sum of the Capital, plus the Required Reserves on such date exceeds the Net Pool Balance, as most recently calculated.

        "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to

            (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

            (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Fleet from three federal funds brokers of recognized standing selected by it.

        "Fee Letter" has the meaning set forth in Section 4.01.

        "Fees" means, collectively, the Commitment Fee, the Administration Fee and the Program Fee.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

       "Final Payout Date" means the date following the Termination Date on which the Capital shall have been reduced to zero and all other amounts payable by Seller to the Purchasers, the Administrator, the Agents, the Affected Parties and the Indemnified Parties under the Transaction Documents shall have been paid in full.

        "Fitch" means Fitch, Inc.

        "Fixed Charges" shall mean, with reference to any period, determined in accordance with GAAP on a consolidated basis, the sum of the following for the Parent and its consolidated Subsidiaries, after eliminating all intercompany items:

            (a) Consolidated Interest Expense for such period; and

            (b) all Rental Obligations payable as lessee under any operating lease properly charged or chargeable to income during such period in accordance with GAAP;

provided that any interest charges or rentals paid or accrued by any Person acquired by the Parent or any of its Subsidiaries during such period, through purchase, merger, consolidation or otherwise, shall be included in "Fixed Charges" only to the extent that the earnings of such Person are taken into account in determining EBITDAR for such period.

        "Fleet" has the meaning set forth in the preamble.

        "Funded Percentage" means for any Purchaser at any time the ratio, expressed as percentage, of (i) the amount funded by such Purchaser pursuant to
Section 1.02(b) that has not been repaid as of such date divided by (ii) the outstanding Capital on such date.

        "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

        "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgements, decrees, licenses, exemptions, publications, filings, notices to and declaration of or with, or required by, any Governmental Authority, or required by any Applicable Law.

        "Governmental Authority" means any foreign or domestic federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or any political subdivision thereof.

        "Hedge Agreement" means any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap and other agreement, instrument and derivative and other transactions of a similar nature (whether currency linked, rate linked, index linked, insurance risk linked, credit risk linked or otherwise) entered into by or on behalf of a Conduit Purchaser.

        "Indemnified Amounts" has the meaning set forth in Section 13.01.

        "Indemnified Party" has the meaning set forth in Section 13.01.

        "Independent Director" shall mean an individual who is not, and never was, (1) a member, stockholder, director, officer, employee, Affiliate, customer or supplier of, or an individual that has received any benefit (excluding, however, any compensation received in such individual's capacity as Independent Director) in any form whatever from, or an individual who has provided any service (excluding, however, any service provided by such individual in such individual's capacity as Independent Director) in any form whatever to, the Parent or any of its subsidiaries or Affiliates, or (2) an individual owning beneficially, directly or indirectly, any interest in the Parent, or a stockholder, director, officer, employee, Affiliate, customer or supplier thereof, or an individual who has received any direct economic benefit (excluding, however, any compensation received in such individual's capacity as Independent Director) in any form whatever from, or an individual who has provided any service (excluding, however, any service provided by such individual in such individual's capacity as Independent Director) in any form whatever to, such beneficial owner or any of such beneficial owner's Affiliates, or (3) an individual who is a relative or spouse of an individual described in clause (1) or (2) above.

        "Interest Rate Contract" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements and arrangements designed to provide protection against fluctuations in interest rates, in each case as the same may be from time to time amended, restated, renewed, supplemented or otherwise modified.

        "Investment" means, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

        "Lien" means any mortgage, lien, pledge, encumbrance, charge, title retention or other security interest of any kind, whether arising under a security agreement, mortgage, deed of trust, assignment, pledge or financing statement or arising as a matter of law, judicial process or otherwise.

        "Liquidation Event" has the meaning set forth in Section 10.01.

        "Liquidation Fee" means, for each day in any Settlement Period during the Liquidation Period following the occurrence of a Liquidation Event, for each Purchaser the amount, if any, by which:

                (a) the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of such Purchaser's Percentage of the Capital during such Settlement Period
(as so computed) if such reductions had not been made, exceeds

            (b) the income, if any, received by such Purchaser from investing the proceeds of such reductions of such Purchaser's Percentage of the Capital.

        "Liquidation Period" means the period commencing on the date on which the conditions precedent to Purchases and Reinvestments set forth in Section
5.02 are not satisfied (or expressly waived by the Purchasers) and the Administrator shall have notified Seller and Servicer in writing that the Liquidation Period has commenced, and ending on the Final Payout Date.

        "Liquidity Agent" means the party so specified as agent for the Liquidity Banks under each Liquidity Agreement, or any successor to such party in such capacity.

        "Liquidity Agreement" means each liquidity agreement, liquidity asset purchase agreement, loan agreement, asset purchase agreement or similar agreement among a Conduit Purchaser, the related Liquidity Agent, and certain other financial institutions party thereto as liquidity providers, which provides for the making of loans, purchases of undivided interests or other extensions of credit to such Conduit Purchaser to support all or part of such Conduit Purchaser's payment obligations with respect to its Commercial Paper Notes.

        "Liquidity Bank" means any one of, and "Liquidity Banks" means all financial institutions that are at any time parties to a Liquidity Agreement as liquidity providers.

        "Liquidity Commitment Amount" means, at any time, with respect to a Conduit Purchaser, the then aggregate amount of the Liquidity Banks' commitments under the Liquidity Agreement with such Conduit Purchaser.

        "Liquidity Funding" means a loan or purchase made by a Liquidity Bank (or simultaneous loans or purchases made by the Liquidity Banks) pursuant to a Liquidity Agreement.

        "Lock-Box" means any post office box to which Collections of Pool Receivables are sent.

        "Lock-Box Account" means any bank account to which Collections of Pool Receivables are sent or deposited, including the Collection Account

        "Lock-Box Agreement" means a letter agreement, in substantially the form of Exhibit 5.01(f), among Seller, Parent and any Lock-Box Bank.

        "Lock-Box Bank" means any of the banks holding one or more Lock-Box Accounts for receiving Collections from Pool Receivables.

        "Loss Reserve" means the product of (A) the greater of (1) 12%; and (2) the Dynamic Loss Reserve Percentage as most recently calculated and (B) the Net Pool Balance.

        "Material Adverse Effect" with respect to any event or circumstance, means a material adverse effect on:

            (i) the business, financial condition, assets, prospects or operations of Seller or Parent;

            (ii) the ability of Servicer or Parent to perform its obligations under this Agreement or any other Transaction Document;

            (iii) the validity, enforceability or collectibility of this Agreement or any other Transaction Document or the validity, enforceability or collectibility of the Receivables; or

            (iv) the status, existence, perfection, priority or enforceability of the Administrator's or any Purchaser's interest in the Pool Assets.

        "Monthly Servicer's Fee" means the Servicer's Fee accrued in a calendar month.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Pool Balance" at any time means an amount equal to (i) the aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time, minus (ii) the aggregate amount by which the aggregate Unpaid Balance of the Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor at such time, minus (iii) the aggregate amount by which the aggregate Unpaid Balance of Canadian Receivables exceeds the Canadian Receivables Limit.

        "New Purchaser" has the meaning set forth in Section 1.06.

        "Obligor" means a Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

        "Original P&S Agreement" has the meaning set forth in the Background of the Purchase Agreement.

        "Original Purchase Agreement" has the meaning set forth in Paragraph 7 of the Background.

        "Originator" means the Parent in its capacity as originator of Receivables, together with any other originator added as a party to the Purchase Agreement pursuant to the terms thereof.

        "Overdue Receivable" means a Receivable that remains unpaid for more than 30 days but no more than 60 days from the original due date for such payment.

        "Parent" has the meaning set forth in the preamble.

        "Past Due Receivable" means a Receivable that remains unpaid for more than 60 days but no more than 90 days from the original due date for such payment, or that has been charged off before it has become 61 days past due.

        "Percentage" with respect to any Conduit Purchaser means the ratio, expressed as a percentage, of (i) such Conduit Purchaser's Commitment to (ii) the aggregate Commitments of all of the Conduit Purchasers.

        "Perfection Representations" means the representations, warranties and covenants set forth on Schedule I to the Agreement.

        "Permitted Investments" means any one or more of the following obligations or securities:

            (i) direct non-callable obligations of, and non-callable obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

            (ii) demand and time deposits in, certificates of deposits of, and bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, having a combined capital and surplus of at least $250,000,000, and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution that is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have one of the two highest short-term credit rating available from Moody's and S&P and, if rated by Fitch, from Fitch;

            (iii) repurchase obligations with respect to and collateralized by (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in each case entered into with a depository institution or trust company (acting as principal) of the type described in clause (ii) above, provided that the Administrator has taken delivery of such security;

            (iv) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations, but excluding Commercial Paper Notes) payable on demand or on a specified date not more than one year after the date of issuance thereof having the highest short-term credit rating from Moody's and S&P and, if rated by Fitch, from Fitch at the time of such investment; and

            (v) shares in a mutual fund investing solely in short term securities of the United States government and/or securities described in clause
(iii) above where the mutual fund custodian has taken delivery of the collateralizing securities, provided that (i) such fund shall have one of the two highest short-term credit rating available from Moody's and S&P and, if rated by Fitch, from Fitch and (ii) such shares shall be freely transferable by the holder on a daily basis.

        "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, government or any agency or political subdivision thereof or any other entity.

        "Pool Assets" has the meaning set forth in Section 1.04(a).

        "Pool Receivable" means a Receivable in the Receivables Pool.

        "Pro Rata Share" with respect to any Committed Purchaser means the ratio expressed as a percentage of (i) such Committed Purchaser's Commitment divided by (ii) such Committed Purchaser's related Conduit Purchaser's Commitment.

        "Program Agreement" means with respect to any Purchaser, each Liquidity Agreement of such Conduit Purchaser, each agreement pursuant to which such Conduit Purchaser obtains funding, through the issuance of Commercial Paper Notes or otherwise, each agreement pursuant to which a Person provides credit enhancement to such Conduit Purchaser and each other agreement entered into by such Conduit Purchaser in connection with its securitization program.

        "Program Fee" means, for each day for each Conduit Purchaser, the amount equal to the product of (x) such Conduit Purchaser's Percentage of the Capital on such day, times (y) the Program Fee Rate for such Conduit Purchaser, times
(z) 1/360.

        "Program Fee Rate" with respect to each Conduit Purchaser has the meaning set forth in the Fee Letter.

        "Program Information" has the meaning set forth in Section 14.07.

        "Program Support Provider" means each of each entity that issues Commercial Paper Notes, each Liquidity Bank and each other Person (other than any customer of a Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make a purchase from, a Conduit Purchaser pursuant to a Program Agreement.

        "Purchase" has the meaning set forth in Section 1.01.

        "Purchase Agreement" means the Amended and Restated Purchase and Sale Agreement, dated as of November 15, 2001, among Seller and the Originators, and includes the Original P&S Agreement for the period that it was in effect.

        "Purchase Limit" has the meaning set forth in Section 1.01.

        "Purchase Termination Date" means that day

            (a) the Administrator declares a Purchase Termination Date in a notice to Seller in accordance with Section 10.02(a); or

            (b) in accordance with Section 10.02(b), becomes the Purchase Termination

Date automatically.

        "Purchaser" means each of the Conduit Purchasers and the Committed Purchasers, individually and

        "Purchaser Group" means a Conduit Purchaser and its related Committed Purchasers, collectively.

        "Purchasers" means the Conduit Purchasers and the Committed Purchasers, collectively.

        "Purchasers' Share" of any amount means the then Asset Interest, expressed as a percentage, (but not greater than 100%) times such amount.

        "Rating Agencies" at any time means those rating agencies then rating the Commercial Paper Notes.

        "Rating Agency Condition" means with respect to any event that the Rating Agencies have confirmed the then rating of the Commercial Paper Notes of Liberty Street Funding Corp. and Holland Limited Securitization Inc. after giving effect to such event.

        "Receivable" means any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising under a Contract and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

        "Receivables Pool" means at any time all then outstanding Receivables, other than Reconveyed Receivables.

        "Reconveyed Receivable" means a Receivable for which an Originator has paid the full Unpaid Balance pursuant to the Purchase Agreement.

        "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

        "Regulatory Change" means, relative to any Affected Party

            (a) any change in (or the adoption, implementation, change in phase-in or commencement of effectiveness of) any

                (i) United States federal or state law or foreign law applicable to such Affected Party;

                (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

            (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

        "Reinvestment" has the meaning set forth in Section 1.03.

        "Related Security" means, with respect to any Pool Receivable: (a) all of Seller's or the related Originator's right, title and interest in and to all Contracts that relate to such Pool Receivable; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (c) all UCC financing statements covering any collateral securing payment of such Pool Receivable; (d) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise; and (e) all of Seller's and the related Originator's interest in the merchandise (including returned merchandise), if any, relating to the sale that gave rise to such Pool Receivable.

        "Rental Obligations" means, with reference to any period, the aggregate amount of all rental obligations for which the Parent and its consolidated Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety but without duplication) under all leases in effect at any time during such period (other than operating leases for motor vehicles, computers, office equipment and other similar items used in the ordinary course of business of the Parent and its consolidated Subsidiaries), including all such amounts for which any Person was liable during the period immediately prior to the date such Person became a Subsidiary of the Parent or was merged into or consolidated with the Parent or a Subsidiary of the Parent, as determined in accordance with GAAP.

        "Reporting Date" means the sixth Business Day after each Cut-Off Date.

        "Required Net Worth" means as of any date of determination the amount calculated as of such date pursuant to the formula set forth on Exhibit 7.01(i).

        "Required Purchasers" means 100% of the Committed Purchasers.

        "Required Ratings" means at least two of the following ratings: A-1 or A-1+ by S&P, P-1 by Moody's and F1 by Fitch.

        "Required Reserves Percentage" means, on any day, an amount equal to (A) the sum of (1) the Dilution Reserve, plus (2) the Loss Reserve, plus (3) the Yield Reserve, in each case as most recently calculated, divided by (B) the Net Pool Balance as of such day.

        "S&P" means Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

        "Sales" means sales of goods and services by the Originators which generate trade receivables.

        "Sales-Based Default Ratio" means, as of any Cut-Off Date, the ratio, expressed as a percentage, of (i) the aggregate Unpaid Balance of all Past Due Receivables as of such Cut-off Date, divided by (ii) the Sales for the month ending three months prior to the date in which such Cut-Off Date occurs. For example, as of April 30, the numerator of the Sales-Based Default Ratio would be the aggregate Unpaid Balance of all Pool Receivables that were Past Due Receivables as of April 30; the denominator of the Sales-Based Default Ratio would be the Sales for the month of January.

        "Sales-Based Dilution Ratio" as of any Cut-Off Date means (a) the aggregate reduction attributable to Dilutions occurring in the Unpaid Balance of Pool Receivables which Dilutions were granted during the month ending on such Cut-Off Date; divided by (b) the Sales for the month immediately prior to the month in which such Cut-Off Date occurs.

        "Secured Parties" means the Purchasers, the Administrator, the Agents, the Indemnified Parties and the Affected Parties.

        "Seller" has the meaning set forth in the preamble.

        "Seller's Share" of any amount means (x) 100% minus the Asset Interest times (y) such amount.

        "Servicer" has the meaning set forth in Section 8.01(a).

        "Servicer Report" has the meaning set forth in Section 3.01.

        "Servicer Transfer Event" has the meaning set forth in Section 8.01(b).

        "Servicer's Fee" means, for each day, an amount equal to (x) the Servicer's Fee Rate, times (y) the aggregate Unpaid Balance of all Pool Receivables at the close of business on such day, times (z) 1/360.

        "Servicer's Fee Rate" means .75% per annum or, in the event that Parent is no longer the Servicer, such higher rate as may be charged by the successor Servicer.

        "Settlement Date" means the tenth (10th) calendar day of each month or, if such day is not a Business Day, the next succeeding Business Day.

        "Settlement Period" means the period (i) in the case of the first Settlement Period, from, and including, the date of the initial Purchase to, but excluding the next Settlement Date and (ii) thereafter, from, and including, each Settlement Date to, but excluding, the next Settlement Date.

        "Subsidiary" means a corporation of which Parent and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

        "Successor Notice" has the meaning set forth in Section 8.01(b).

        "Tangible Net Worth" means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP, after subtracting therefrom the aggregate amount of such Person's intangible assets (including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks), but, in the case of Parent only, including in such net worth such Person's deferred tax liabilities up to $338,000,000.

        "Termination Date" means with respect to any Purchaser the earliest of

            (a) the date of termination or reduction (whether by scheduled expiration, termination on default or otherwise) of any Program Support Provider's commitment under any Program Agreement;

            (b) the Purchase Termination Date;

            (c) November 15, 2004; and

            (d) the date on which Seller terminates Purchaser's right to make Purchases and Reinvestments pursuant to Section 1.05(a).

        "Transaction Documents" means this Agreement, the Lock-Box Agreements, the Purchase Agreement, the Fee Letters and the other documents to be executed and delivered in connection herewith.

        "Turnover Rate" means, as of any Cut-Off Date, the ratio (expressed as a percentage) of (i) the aggregate Unpaid Balance of the Pool Receivables as of such Cut-Off Date, divided by (ii) the aggregate Collections for the month ending on such Cut-Off Date.

        "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

        "Unmatured Liquidation Event" means any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

        "Unpaid Balance" of any Receivable means at any time the unpaid principal amount thereof, minus the maximum potential volume rebates and advertising allowances that could be

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

credited or offset against such principal amount.

        "Yield Reserve" means, at any time, an amount equal to the product of
(i) the Net Pool Balance at such time, times (ii) the sum of (A) 1.5 times the Earned Discount Rate set forth in paragraph (a) of the definition thereof as determined as of the most recent Cut-Off Date, plus (B) the Servicer's Fee Rate, plus, 2.50%, divided by (iii) 12, times (iv) 2, times (v), the most recently calculated Turnover Rate.

        B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of California, and not specifically defined herein, are used herein as defined in such Article 9.

        C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

        D. Interpretation. In each Transaction Document, unless a clear contrary intention appears:

            (i) the singular number includes the plural number and vice versa;

            (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

            (iii) reference to any gender includes each other gender;

            (iv) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor; and

            (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

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